Exhibit 10.5

EXECUTION VERSION

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

LJ VP HOLDINGS LLC

-i-

(continued)

2.19	Code	8

2.20	Company	8

2.21	Company Minimum Gain	9

2.22	Company Security Agreement	9

2.23	Company Sub	9

2.24	Company Sub Pledge Agreement	9

2.25	Company Year	9

2.26	Complete Indemnification Satisfaction Date	9

2.27	Control	9

2.28	Deemed Transfer	9

2.29	Depreciation	9

2.30	Distribution Rights	10

2.31	Effective Time	10

2.32	Equity Offering	10

2.33	Enforcement Sale	10

2.34	Evaluation Material	10

2.35	Event of Default	10

2.36	Exchange Act	10

2.37	Fall Away Event	10

2.38	Financing	10

2.39	First Amended LLC Agreement	10

2.40	Former GE Members	10

2.41	Funding Loan	10

2.42	GE	10

2.43	GE Capital Global Holdings	10

2.44	GE Logistics Holdco	10

2.45	GE Obligations	11

2.46	GE Protection Provisions	11

2.47	GE Tennessee	12

2.48	GE Termination Date	12

-ii-

(continued)

2.49	GE Truck Leasing Holdco	12

2.50	GECC	12

2.51	GECUSH	12

2.52	GECUSH Consolidated Group	12

2.53	Generally Accepted Accounting Principles	13

2.54	General Partner Activities	13

2.55	Governmental Authority	13

2.56	Gross Asset Value	13

2.57	Holdings Post Fall-Away Obligations	14

2.58	Indemnification Agreements	14

2.59	Indemnity Obligation	14

2.60	Initial Members	14

2.61	Interested Party	14

2.62	Interest Obligations	14

2.63	Investment Account	14

2.64	Investment Company Act	14

2.65	Law	14

2.66	Lien	15

2.67	Managing Member	15

2.68	Maturity Date	15

2.69	Maturity Obligations	15

2.70	Member	15

2.71	Member Interest	15

2.72	Member Nonrecourse Debt	15

2.73	Member Nonrecourse Debt Minimum Gain	15

2.74	Member Nonrecourse Deductions	15

2.75	Memco	16

2.76	Net Working Capital Amount	16

2.77	Non-Issuing Person	16

2.78	Non-Managing Member	16

-iii-

(continued)

2.79	Nonrecourse Deductions	16

2.80	Nonrecourse Liability	16

2.81	Original LLC Agreement	16

2.82	PAG	16

2.83	PAG Account	16

2.84	PAG Consolidated Group	16

2.85	PAG GE Obligations	16

2.86	PAG GE Obligations	16

2.87	PAG Indemnification Agreement	16

2.88	PAG Indemnification Satisfaction Date	17

2.89	PAG Principal	17

2.90	Partnership	17

2.91	Partnership Agreement	17

2.92	Partnership Interests	17

2.93	Penske Members	17

2.94	Percentage Interest	17

2.95	Permitted Intragroup Transferees	17

2.96	Permitted Working Capital	17

2.97	Person	18

2.98	Potential Buyer	18

2.99	Profits and Losses	18

2.100	PTLC	19

2.101	PTLC Account	19

2.102	PTLC Consolidated Group	19

2.103	PTLC GE Obligations	19

2.104	PTLC GE Obligations Payment Date	19

2.105	PTLC Indemnification Agreement	19

2.106	PTLC Indemnification Satisfaction Date	19

2.107	PTLC Principal	20

2.108	Qualified Purchaser	20

-iv-

(continued)

2.109	Recipient Group	20

2.110	Redemption	20

2.111	Regulated Entities	20

2.112	Regulations	20

2.113	Regulators	20

2.114	Regulatory Allocations	20

2.115	Reimbursement Obligations	20

2.116	Reimbursement Principal	20

2.117	Returns	20

2.118	Sale	20

2.119	Schedule	21

2.120	Second Amended LLC Agreement	21

2.121	Securities Act	21

2.122	Statutory Termination Date	21

2.123	Sub Interest	21

2.124	Subsidiary	21

2.125	Third-Party Sale	21

2.126	Transfer	21

2.127	Trustee	21

2.128	Working Capital Account	21

2.129	General Provisions	21

ARTICLE 3 CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; SEGREGATION OF ASSETS		22

3.1	Capital Contribution	22

3.2	Capital Accounts	22

3.3	Compliance with Treasury Regulations	22

3.4	Succession to Capital Accounts	22

3.5	No Withdrawal of Capital Contributions	22

3.6	Investment and Working Capital Accounts	23

3.7	Membership Interests in Company Sub and other Assets	24

-v-

(continued)

3.8	Security Interests	24

ARTICLE 4 COSTS AND EXPENSES		24

4.1	Organizational and Other Costs	24

4.2	Operating Costs	24

ARTICLE 5 DISTRIBUTIONS; COMPANY ALLOCATIONS; TAX MATTERS		25

5.1	Distributions Prior to Dissolution	25

5.2	Company Allocations	25

5.3	Special Allocations	26

5.4	Curative Allocations	28

5.5	Other Allocation Rules	28

5.6	Tax Allocations; Code Section 704(c)	29

5.7	Accounting Method	30

ARTICLE 6 MANAGEMENT		30

6.1	Rights And Duties of the Non-Managing Members And Others	30

6.2	Fiduciary Duty of Managing Member	30

6.3	Powers of Managing Member	30

6.4	Restrictions on Managing Member’s Authority	31

6.5	Other Activities	33

6.6	Exculpation	34

6.7	Transactions with Affiliates	34

6.8	Confidentiality	35

6.9	Replacement of the Managing Member	37

ARTICLE 7 COMPENSATION		37

ARTICLE 8 ACCOUNTS		37

8.1	Books and Records	37

8.2	Reports, Returns and Audits	38

ARTICLE 9 TRANSFERS AND SALES		41

9.1	Transfer of Interests of Managing Member and PTLC Consolidated Group	41

9.2	Transfer or Sale of Member Interests or GE Protection Provisions	42

9.3	Intentionally Omitted	43

-vi-

(continued)

9.4	Intentionally Omitted	43

9.5	Certain General Provisions	43

9.6	Allocation of Profits, Losses and Distributions Subsequent to Sale	45

9.7	Death, Incompetence, Bankruptcy, Liquidation or Withdrawal of a Member	46

9.8	Satisfactory Written Assignment Required	46

9.9	Transferee’s Rights	46

9.10	Transferees Admitted as Members	46

ARTICLE 10 MATTERS REGARDING THE FALL AWAY EVENT, THE BONDS AND DIRECT OBLIGATIONS TO GECC		48

10.1	Fall Away Event and Obligations of the Company to GE Tennessee	48

10.2	Insufficient Cash and Cash Equivalents	49

10.3	Events of Default	50

10.4	Indemnity Obligations and Reinstatement	51

10.5	GECUSH and GE Tennessee	51

ARTICLE 11 LIABILITY OF MEMBERS, GECUSH AND ITS AFFILIATES		51

11.1	Liability of Members, GECUSH and its Affiliates	51

ARTICLE 12 REDEMPTION		52

12.1	PAG Redemption	52

12.2	Certain Conditions	52

12.3	Costs and Documentation	52

ARTICLE 13 DISSOLUTION		53

13.1	Events of Dissolution	53

13.2	Final Accounting	53

13.3	Liquidation	53

13.4	Cancellation of Certificate	53

ARTICLE 14 NOTICES		53

14.1	Method of Notice	53

14.2	Computation of Time	55

ARTICLE 15 INVESTMENT REPRESENTATIONS		55

15.1	Investment Purpose	55

-vii-

(continued)

15.2	Investment Restriction	56

ARTICLE 16 GENERAL PROVISIONS		56

16.1	Amendment; Waiver; Enforcement	56

16.2	Governing Law	56

16.3	Binding Effect	56

16.4	Separability	56

16.5	Headings	57

16.6	No Third-Party Rights	57

16.7	Waiver of Partition and Application for Dissolution	57

16.8	Nature of Interests	57

16.9	Counterpart Execution	57

-viii-

SCHEDULES

SCHEDULE A -- Capital Contributions

SCHEDULE B -- Members and Member Interests

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

LJ VP HOLDINGS LLC

THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT is entered into this 7th day of September, 2017, by and among LJ VP Holdings LLC (the “Company”), Penske Truck Leasing Corporation, a Delaware corporation with its offices at 2675 Morgantown Road, Reading, Pennsylvania 19607 (as further defined below, “PTLC”), and Penske Automotive Group, Inc., a Delaware corporation with its offices at 2555 Telegraph Road, Bloomfield Hills, Michigan 48302 (as further defined below, “PAG”).

GE Capital US Holdings, Inc., a Delaware corporation with offices at 901 Main Avenue, Norwalk, CT 06851 (as further defined below, “GECUSH”), is a party to this Agreement, for purposes of the GE Protection Provisions (as defined below), until the GE Termination Date (as defined below).

WITNESSETH:

WHEREAS, the Company was heretofore formed in accordance with the provisions of the Delaware Limited Liability Company Act (6 Del.C.  §18-101, et seq.) (as amended from time to time and any successor to such Act, the “Act”) under the name LJ VP Holdings LLC;

WHEREAS,  PTLC,  PAG, GE Capital Truck Leasing Holding LLC., a Delaware limited liability company then known as GE Capital Truck Leasing Holding Corp., a Delaware corporation, with offices at 901 Main Avenue, Norwalk, CT 06851 (as further defined below, “GE Truck Leasing Holdco”), Logistics Holding Corp., then a Delaware corporation (as further defined below, “GE Logistics Holdco”), and General Electric Credit Corporation of Tennessee, a Tennessee corporation, with its offices at 2 Bethesda Metro Center, Suite 600, Bethesda MD 20814 (as further defined below, “GE Tennessee”, and collectively with PTLC,  PAG,  GE Truck Leasing Holdco and GE Logistics Holdco, the “Initial Members”) entered into a Limited Liability Company Agreement dated as of April 24, 2012, with respect to the Company (the “Original LLC Agreement”);

WHEREAS, the Initial Members amended and restated the Original LLC Agreement on April 30, 2012 (as amended prior to March 17, 2015, the “First Amended LLC Agreement”);

WHEREAS, on April 30, 2012, the Company and General Electric Capital Corporation (“GECC”), as co-obligors, issued unsecured notes in the principal amount of $700,000,000 (as further defined below, the “Bonds”);

WHEREAS, on April 30, 2012, the Company contributed funds to its wholly owned subsidiary now known as PTL GP, LLC, a Delaware limited liability company (“Company Sub”) and Company Sub acquired a 21.54% limited partnership interest in Penske Truck Leasing Co., L.P., a Delaware limited partnership (the “Partnership”);

WHEREAS, on January 31, 2014, Company Sub’s interest in the Partnership was converted to a general partnership interest and Company Sub became the sole general partner in the Partnership;

WHEREAS, on February 20, 2015, each of GE Truck Leasing Holdco,  GE Logistics Holdco and GE Tennessee (collectively, the “Former GE Members”) contributed and assigned its entire Member Interest to GE Capital Memco, LLC, then a Delaware limited liability company (“Memco”), an entity wholly owned by the Former GE Members, and, as a result, Memco became the owner of a 49.9% Member Interest in the Company;

WHEREAS,  on March 17, 2015, GECC caused the assumption by GECC of all obligations with respect to the Bonds and the indenture and officers’ certificate under which the Bonds were issued (as amended by a Supplemental Indenture dated March 17, 2015, the “Bond Indenture”), pursuant to Section 11.03 of the Bond Indenture (the occurrence of such assumption, the “Fall Away Event”) and, as a result,  (a) the Company became obligated pursuant to the First Amended LLC Agreement to pay to GECC 100% of the amount of any Interest Obligations,  Maturity Obligations, and all expenses relating to the Bonds to the extent of the Company’s cash and cash equivalents, except for Permitted Working Capital as defined in this Agreement (the “Holdings Post Fall-Away Obligations”) and (b) the Company was relieved of any and all direct and indirect obligations to the trustee and the noteholders under and with respect to the Bonds and the Bond Indenture (and all direct obligations of the Company to such trustee and noteholders under the Bonds and the Bond Indenture were thereby released, discharged and satisfied); provided, however, that the Company remained liable to make certain payments to GECC required to the extent set forth in Article 10 of the First Amended LLC Agreement with respect to the Bonds and the Bond Indenture;

WHEREAS, immediately following the Fall Away Event,  on March 17, 2015, Company Sub distributed to the Company a 10.75% partnership interest in the Partnership as general partner (and retained a 10.79% Partnership Interest as general partner) together with rights to distributions on such interest due April 15, 2015 with respect to 2014 and the distribution with respect to the first quarter of 2015 (the “Distribution Rights”);

WHEREAS, immediately following the foregoing distribution on March 17, 2015, the Company redeemed (the “Redemption”) Memco’s entire 49.9% Member Interest in the Company in consideration for (i) the 10.75% Partnership Interest (which, immediately upon the Redemption became a Limited Partner interest),  including the Distribution Rights,  (ii) 49.9% of all cash owned or held by the Company or the Company Sub (in bank accounts or otherwise) as of March 17, 2015 and (iii) Memco’s assumption of certain obligations and, as a result of the Redemption,  Memco was  no longer a Member of the Company and had no Capital Account,  Member Interest or other limited liability company or other equity interest in the Company;

WHEREAS, in connection with the Fall Away Event and Redemption, the Second Amended and Restated Limited Liability Company Agreement of LJ VP Holdings LLC (as amended prior to the date hereof,  the “Second Amended LLC Agreement”) was adopted, and thereunder the Company became obligated, subject to the availability of cash and cash equivalents, other than Permitted Working Capital, to pay to GECC 50.1% of the amount of any Interest Obligations,  Maturity Obligations, and all expenses relating to the Bonds to the extent of the Company’s cash and cash equivalents, except for Permitted Working Capital, with Memco as a party to the Second Amended LLC Agreement for among other purposes enforcing the obligations to GECC;

WHEREAS, on November 24, 2015, PTLC and PAG—with Memco joining and GE Tennessee and GECC consenting, each for certain limited purposes—executed Amendment No. 1 to the Second Amended LLC Agreement to, among other things, recognize that the rights of GECC under the Second Amended LLC Agreement were being transferred to GE Tennessee;

WHEREAS, on December 27, 2016, Memco’s role, including its rights of enforcement on behalf of GE Tennessee, under the Second Amended LLC Agreement, was assigned to GECUSH and notice thereof was given to PAG,  PTLC and the Company;

WHEREAS, on January 1, 2017, Memco was merged into GE Truck Leasing Holdco;

WHEREAS,  PAG,  PTLC and GE Tennessee have completed the consultative process contemplated by Section 10.3 of the Second Amended LLC Agreement;

WHEREAS,  PAG,  PTLC and the Company now desire to amend and with respect to PTLC restate their reimbursement obligations with respect to the Bonds (the “Reimbursement Obligations”) contained in the Second Amended LLC Agreement and the Amended and Restated Co-Obligation Fee, Indemnity and Security Agreements, dated March 17, 2015, as amended between GE Tennessee and severally PTLC and PAG prior to the date hereof (the “PTLC Existing Indemnification Agreement” and “PAG Existing Indemnification Agreement,” respectively) so that the maturity of certain of PTLC’s principal amount of the Reimbursement Obligations extends beyond the maturity of the Bonds and the interest rates and other terms and conditions of PTLC’s Reimbursement Obligations will reflect such amendment and restatement;

WHEREAS,  PAG,  PTLC and the Company are willing to amend and restate the  Reimbursement Obligations, so that (a) the principal amount of $63,140,000 of the Reimbursement Obligations (the “PAG Principal”) shall substantially remain subject to the existing terms and conditions, including interest rate and maturity and (b) the remaining $287,560,000 of the Reimbursement Obligations (the “PTLC Principal”) shall be due and payable in installments with the final installment due and payable on December 31, 2021 and with increased interest rates as provided in the PTLC Existing Indemnification Agreement as amended and restated on the date hereof;

WHEREAS,  GE Tennessee is willing to amend and restate the PTLC Existing Indemnification Agreement in consideration of an increase in interest rate payable to GE Tennessee by PTLC, the posting by PTLC of additional collateral to secure the repayment of the PTLC Principal and interest and PTLC granting additional rights to GE Tennessee under the PTLC Indemnification Agreement and other documents to be executed in connection therewith; and

WHEREAS,  GE Tennessee is willing to amend the PAG Existing Indemnification Agreement, in order to implement the changes in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree that the Second Amended LLC Agreement is hereby amended and restated in its entirety by this Agreement, and as so amended and restated hereby shall read in its entirety as follows:

Article 1

THE LIMITED LIABILITY COMPANY

1.1       Formation; Membership and Memco.

(a)       The Company was formed under and pursuant to the provisions of the Act to engage in the business hereinafter described for the period and upon the terms and conditions hereinafter set forth.

(b)       The Members have contributed to the capital of the Company the Capital Contributions set forth on Schedule A and own the Percentage Interests set forth on Schedule B.

(c)       None of the Former GE Members or Memco is a Member of the Company or has any Capital Account,  Member Interest or other limited liability company or other equity interest in the Company.

(d)       GECUSH is a party to this Agreement solely for purposes of the GE Protection Provisions,  including exercising and enforcing its rights (for its own benefit and for the benefit of the Former GE Members,  Memco and GE Tennessee as assignee of GECC and Memco) under the GE Protection Provisions, and shall remain a party with respect to such GE Protection Provisions while those provisions are in effect as provided in Section 2.46.  Each of the Members acknowledges and agrees that GECUSH will have the right to enforce all obligations of the Company to the Former GE Members,  Memco,  GECUSH and GE Tennessee as assignee of GECC including those obligations outlined in Article 10.  For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, neither GE Tennessee as assignee of GECC nor GECUSH is a Member or has a Member Interest or other limited liability company or other equity interest in the Company by virtue of GECUSH being a party to this Agreement,  GE Tennessee as assignee of GECC being a third party beneficiary or otherwise.

1.2       Certificate of Limited Liability Company.  PTLC, as Managing Member, executed and caused to be filed a Certificate of Formation of the Company in the office of the Secretary of State of the State of Delaware on April 10, 2012 (the “Certificate”).  The Managing Member hereafter shall execute such further documents and take such further action as shall be appropriate to comply with all requirements of Law for the formation and operation of a limited liability company in the State of Delaware.

1.3       Name.  The name of the Company is “LJ VP Holdings LLC”.

1.4       Character of Business.  The business of the Company shall be limited exclusively to (a) owning the member interests in Company Sub and directing Company Sub’s activities as general partner or limited partner of the Partnership, as applicable, (b) managing cash receipts and disbursements as contemplated by Section 3.6, (c) making payments required under Section 10.1 and (d) sales, debt or equity offerings which may be required in accordance with this Agreement under Article 10.  The Company shall have and exercise all the powers now or hereafter conferred by the Laws of the State of Delaware on limited liability companies formed under the Laws of that State to do any and all things as fully as natural persons might or could do as are not prohibited by Law, but only as necessary or appropriate to effectuate the purpose of the Company set forth in the immediately preceding sentence.  The business of the Company shall be conducted in accordance with, and any action required or permitted to be taken by the Managing Member or any Non-Managing Member shall be taken in compliance with, all applicable Laws.

1.5       Certain Business Policies.  The Company, on behalf of itself and Company Sub,  will maintain the standards and abide by the policies set forth in the Partnership’s Code for Business Conduct in effect as of the Effective Time as if the Company were the Partnership thereunder.  The Company shall conduct its business and the business of Company Sub in accordance with such policies, as the same may be amended from time to time in accordance with Subsection 6.4(b)(iii).

1.6       Principal Offices.  The location of the principal offices of the Company shall be at 2675 Morgantown Road, Reading, Pennsylvania 19607, or at such other location as may be selected from time to time by the Managing Member.  If the Managing Member changes the location of the principal offices of the Company, the Non-Managing Members and, until the GE Termination Date,  GECUSH, shall be notified in writing within thirty (30) days thereafter. In addition, if prior to the GE Termination Date the Managing Member proposes to change the principal office to a location outside of the United States, it must obtain the prior written consent of GECUSH. The Company may maintain such other offices at such other places as the Managing Member deems advisable.

1.7       Fiscal Year.  The fiscal year of the Company shall be the calendar year (the “Company Year”).

1.8       Accounting Matters.  Unless otherwise specified herein, all accounting determinations hereunder shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles applied on a consistent basis with prior periods, except, in the case of such financial statements, for departures from Generally Accepted Accounting Principles that may from time to time be approved in writing by the Auditor who is at the time reporting on such financial statements and with respect to any periods ending prior to or including March 17, 2015, approved in writing by GECUSH if such departure with respect to the Company and Company Sub would have any adverse impact on the Former GE Members, GE Truck Leasing Holdco (as successor in interest of Memco), GE Tennessee as assignee of GECC or GE (as successor in interest to GECC).

Article 2

DEFINITIONS

The following defined terms used in this Agreement shall have the respective meanings specified below.

2.1       Act. “Act” shall have the meaning ascribed to such term in the first recital of this Agreement.

2.2       Adjusted Capital Account Deficit. “Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant taxable year or other period, after giving effect to the following adjustments:

(i)       Credit to such Capital Account any amounts that such Member is obligated to restore (pursuant to the terms of this Agreement or otherwise) or deemed obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)      Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704- 1 (b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

2.3       Affiliate.  “Affiliate” shall mean, with respect to any specified Person, any other Person that, at the time of determination, (i) directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, such specified Person, (ii) beneficially owns or Controls ten percent (10%) or more of any class or series of outstanding voting securities of such specified Person, (iii) is a managing member, manager or general partner of such specified Person, or (iv) is an officer, director, managing member, manager or general partner of any of the foregoing.

2.4       Agreement. “Agreement” shall refer to this Third Amended and Restated Limited Liability Company Agreement, including the Schedules hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

2.5       Allocated Partnership Interests.  “Allocated Partnership Interests” of a Bond Indemnitor shall mean with respect to each Member its Percentage Interest of the Partnership Interests held by Company Sub on the date hereof,  together with in each case the proceeds thereof, distributions thereon and any accretions thereto and any additional Partnership Interests acquired by the Company Sub with funds or property directly or indirectly provided by the applicable Member.

2.6       Auditor.  “Auditor” shall mean Deloitte LLP, or any successor firm of independent auditors, which until the Complete Indemnification Satisfaction Date shall be selected pursuant to Subsection 6.4(g) of the Partnership Agreement subject to Subsection 6.9(b) thereof.

2.7       Available Assets.  “Available Assets” shall mean with respect to a Bond Indemnitor the Cash and Cash Equivalents held in its Investment Account, its Sub Interests,  its Allocated Partnership Interests and its Percentage Interest of the Net Working Capital Amount.

2.8       Bankruptcy.  The “Bankruptcy” of a Member shall mean (i) the filing by a Member of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal or state insolvency Law, or a Member’s filing an answer consenting to or acquiescing in any such petition, (ii) the making by a Member of any assignment for the benefit of its creditors or (iii) the earlier of (A) the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for the assets of a Member, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency Law,  provided that the same shall not have been vacated, set aside or stayed within such sixty (60) day period or (B) entry of an order for relief under Title 11 or the appointment of the receiver or the granting of such petition under such other Law.

2.9       Bond Indemnitor.  “Bond Indemnitor” shall mean PTLC or PAG as the case may be.

2.10     Bond Indenture.  “Bond Indenture” shall mean, that certain Senior Indenture, dated as of April 30, 2012, by and among GECC and the Company as issuers thereunder and The Bank of New York Mellon, as Trustee,  as in effect as of March 17, 2015, together with an Officers’ Certificate of even date therewith delivered in accordance with Section 2.02 thereof and a supplemental indenture dated as of March 17, 2015, to reflect the Fall Away Event.

2.11     Bonds.  “Bonds” shall mean the senior unsecured notes issued on April 30, 2012 by the Company and GECC, as co-obligors, in an aggregate principal amount of $700,000,000, pursuant to the Bond Indenture, which ceased to be an obligation of the Company as a result of the Fall Away Event, as in effect at March 17, 2015; provided, however, that the Company remains liable to make the payments to GE Tennessee as required under Article 10.

2.12     Bonds Interest Payment Date.  “Bonds Interest Payment Date” shall mean the date that any Interest Obligations are due and payable to the holders of the Bonds as set forth in the Bond Indenture.

2.13     Bonds Maturity Date.  “Bonds Maturity Date” shall mean the date that the Maturity Obligations are due and payable to the holders of the Bonds as set forth in the Bond Indenture, being June 18, 2019.

2.14     Business Day.  “Business Day” shall mean any day other than a Saturday or Sunday or other day that commercial banks are required or permitted to be closed in New York City.

2.15     Capital Account.  “Capital Account” shall mean, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

(i)        To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s distributive share of Profits and any items in the nature of income or gain that are specially allocated pursuant to Section 5.3 or Section 5.4 (including, for the avoidance of doubt, amounts transferred by a Member to the Company for deposit in such Member’s Investment Account pursuant to Section 3.6 hereof), and the amount of any Company liabilities assumed by such Member or that are secured by any Company property distributed to such Member;

(ii)       To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Agreement (including amounts deemed distributed pursuant to Section 8.2(e) hereof), such Member’s distributive share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 5.3 or Section 5.4, and the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

(iii)      In the event all or a portion of an interest in the Company is Transferred, in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(iv)      In determining the amount of any liability for purposes of subparagraphs (i) and (ii) and the definition of “Capital Contribution,” there shall be taken into account Code Section 752 (c) and any other applicable provisions of the Code and Regulations.

2.16     Capital Contribution.  “Capital Contribution” shall mean, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company by such Member (or its predecessors in interest) with respect to the Member Interest of such Member.

2.17     Cash and Cash Equivalents.  “Cash and Cash Equivalents” shall mean the cash and investments permitted under the applicable Bond Indemnitor’s Indemnification Agreement.

2.18     Certificate.  “Certificate” shall have the meaning ascribed to such term in Section 1.2.

2.19     Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, or the corresponding provisions of any successor statute.

2.20     Company.  “Company” shall have the meaning ascribed to such term in the first paragraph of this Agreement.

2.21     Company Minimum Gain.  “Company Minimum Gain” shall have the same meaning as the term “partnership minimum gain” in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

2.22     Company Security Agreement.  “Company Security Agreement” shall have the meaning ascribed to such term in Section 3.8 of this Agreement.

2.23     Company Sub.  “Company Sub” shall have the meaning set forth in the fifth recital of this Agreement.

2.24     Company Sub Pledge Agreement.  “Company Sub Pledge Agreement” shall have the meaning ascribed to such term in Section 3.8 of this Agreement.

2.25     Company Year.  “Company Year” shall have the meaning ascribed to such term in Section 1.7.

2.26     Complete Indemnification Satisfaction Date.  “Complete Indemnification Satisfaction Date” shall mean the later of the PTLC Indemnification Satisfaction Date or the PAG Indemnification Satisfaction Date.

2.27     Control.  “Control” (including the correlative terms “Controlling,” “Controlled by” and “under common Control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

2.28     Deemed Transfer.  “Deemed Transfer” shall have the meaning ascribed to such term in Subsection 8.2(e).

2.29     Depreciation.  “Depreciation” shall mean, for each taxable year or portion of a taxable year for which the Company is required to allocate Profits,  Losses, or other items pursuant to Article 5, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that (i) with respect to any asset whose Gross Asset Value differs from its adjusted tax basis for federal income tax purposes and which difference is being eliminated by use of the “remedial allocation method” defined by Treasury Regulation Section 1.704-3(d), Depreciation for such taxable year or portion of a taxable year shall be the amount of the book basis recovered for such taxable year or portion of a taxable year under the rules prescribed in Treasury Regulation Section 1.704-3(d)(2) (notwithstanding anything to the contrary in Subsection 5.6(c)) and (ii) with respect to any other asset whose Gross Asset Value differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided,  however, that if the adjusted tax basis of an asset at the beginning of such taxable year or portion of a taxable year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method agreed upon by the Managing Member and, with respect to any period ending prior to or including March 17, 2015,  GECUSH, to the extent such modification would have any adverse impact on a Former GE Member or Memco.

2.30     Distribution Rights. “Distribution Rights” shall have the meaning ascribed to such term in the ninth recital of this Agreement.

2.31     Effective Time.  “Effective Time” shall mean the time of the close of business of Holdings on the date hereof.

2.32     Equity Offering.  “Equity Offering” shall have the meaning ascribed to such term in Section 10.2(b)(iii).

2.33     Enforcement Sale.  “Enforcement Sale” shall have the meaning ascribed to such term in Section 10.3.

2.34     Evaluation Material.  “Evaluation Material” shall have the meaning ascribed to such term in Section 6.8.

2.35     Event of Default.  “Event of Default” shall mean an Event of Default as described in the applicable Indemnity Agreement.

2.36     Exchange Act.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time, or the corresponding provisions of any successor statute, and the rules and regulations promulgated thereunder.

2.37     Fall Away Event.  “Fall Away Event” shall have the meaning ascribed to such term in the eighth recital of this Agreement.

2.38     Financing.  “Financing” shall have the meaning ascribed to such term in Section 10.2(b)(i).

2.39     First Amended LLC Agreement.  “First Amended LLC Agreement” shall have the meaning ascribed to such term in the third recital of this Agreement.

2.40     Former GE Members.  “Former GE Members” shall have the meaning ascribed to such term in the seventh recital of this Agreement.

2.41     Funding Loan.  “Funding Loan” shall have the meaning ascribed to such term in Subsection 8.2(e)(iii).

2.42     GE.  “GE” shall mean General Electric Company, a New York corporation and its successors and assigns.

2.43     GE Capital Global Holdings.  “GE Capital Global Holdings” shall mean GE Capital Global Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of GE, and its successors and assigns.

2.44     GE Logistics Holdco.  “GE Logistics Holdco” shall mean Logistics Holding LLC, a Delaware limited liability company, formerly Logistics Holding Corp., a Delaware corporation, and its successors and assigns, including GE Capital Truck Leasing Holding, LLC, its successor by merger on January 1, 2017.

2.45     GE Obligations.  “GE Obligations” shall mean collectively the PTLC GE Obligations and the PAG GE Obligations.    The “applicable Bond Indemnitor’s GE Obligations” shall mean the PTLC GE Obligations or the PAG GE Obligations as applicable.

2.46     GE Protection Provisions.  “GE Protection Provisions”  shall mean those Sections and Articles set forth in the table below.  Notwithstanding anything to the contrary contained herein, each such Section and Article shall cease to be a GE Protection Provision upon the termination date, if any, set forth opposite such Section or Article.  Any definition in this Article 2 that is used or referred to (directly or indirectly) in any GE Protection Provision will be a GE Protection Provision until the termination date, if any, of such GE Protection Provision (it being understood that if a definition is used or referred to in more than one GE Protection Provision, such definition will remain a GE Protection Provision until the last of such GE Protection Provisions terminates as heretofore provided).  Any definition that references GECUSH,  GECC or GE Tennessee but that is not otherwise used in or referred to (directly or indirectly) in a GE Protection Provision shall be a GE Protection Provision until the GE Termination Date.    The provisions of Article 14 and Sections 16.2-16.9 in effect as of the date hereof shall continue in place and shall apply to any matter or dispute relating to GECUSH,  the Former GE Members, GE Truck Leasing Holdco (as successor in interest to Memco), GE Tennessee or GE (as successor in interest to GECC) regardless of any changes which may be made to those provisions subsequent to the date hereof, unless GECUSH provides its prior written consent to such amendment.

Section	Termination Date
1.1(d)	None
1.4	Complete Indemnification Satisfaction Date
1.5	GE Termination Date
1.6	GE Termination Date
1.8	Statutory Termination Date
3.3	Statutory Termination Date
3.5-3.8	Complete Indemnification Satisfaction Date
4.2	GE Termination Date
5.1	Complete Indemnification Satisfaction Date
5.2-5.7	Statutory Termination Date
6.1	None
6.2	Complete Indemnification Satisfaction Date
6.3(a) and (d)	Complete Indemnification Satisfaction Date
6.3(c)	GE Termination Date
6.4(a)(i), (v) and (vii)	None
6.4(a)(ii)-(iv), (vi) and (viii)-(x)	GE Termination Date
6.4(b)(i)-(iv)	Complete Indemnification Satisfaction Date
6.4(b)(v)-(vi)	Statutory Termination Date
6.4(b)(vii)-(x)	Complete Indemnification Satisfaction Date
6.5	None
6.6	None
6.7	Complete Indemnification Satisfaction Date
6.8	GE Termination Date

6.9	GE Termination Date
Article 7	Complete Indemnification Satisfaction Date
8.1	GE Termination Date
8.2	GE Termination Date
9.1(a)-(b)	GE Termination Date
9.1(c)	Complete Indemnification Satisfaction Date
9.2(a)-(e) and (g)	Complete Indemnification Satisfaction Date
9.2(f)	None
9.5(b)	Complete Indemnification Satisfaction Date
9.5(c)	Complete Indemnification Satisfaction Date
9.5(e)	Complete Indemnification Satisfaction Date
9.9	Complete Indemnification Satisfaction Date
9.10	Complete Indemnification Satisfaction Date
Article 10	Complete Indemnification Satisfaction Date
Article 11	None
Article 12	Complete Indemnification Satisfaction Date
13.1	Complete Indemnification Satisfaction Date
13.3	Complete Indemnification Satisfaction Date
16.1	None

2.47     GE Tennessee.    “GE Tennessee” shall have the meaning ascribed to such term in the second recital of this Agreement.  GE Tennessee is a  Former GE Member and is the assignee of all of GECC’s beneficial interests and rights and remedies under the Second Amended LLC Agreement.

2.48     GE Termination Date.  “GE Termination Date” shall mean the later of the Complete Indemnification Satisfaction Date and the Statutory Termination Date.

2.49     GE Truck Leasing Holdco.    “GE Truck Leasing Holdco” shall mean GE Capital Truck Leasing Holding LLC, a Delaware limited liability company formerly GE Capital Truck Leasing Holding Corp., a Delaware corporation.

2.50     GECC.  “GECC” shall mean General Electric Capital Corporation, a Delaware corporation.

2.51     GECUSH.  “GECUSH” shall mean GE Capital US Holdings, Inc., a Delaware corporation and/or any other entity designated by GECUSH pursuant to Section 9.2(f) as a permitted successor or permitted assignee thereof, provided, however, that such an assignment or succession shall not change the definition of GECUSH Consolidated Group unless GECUSH shall so direct.

2.52     GECUSH Consolidated Group.  “GECUSH Consolidated Group” shall mean the consolidated group, determined in accordance with Generally Accepted Accounting Principles, of which GE Capital US Holdings, Inc. is the common parent.

2.53     Generally Accepted Accounting Principles.  “Generally Accepted Accounting Principles” shall refer to generally accepted accounting principles as in effect from time to time in the United States of America.

2.54     General Partner Activities.  “General Partner Activities” shall have the meaning ascribed to such term in Section 4.2.

2.55     Governmental Authority.  “Governmental Authority” shall mean any (i) U.S., foreign, federal, state, local or other government, (ii) governmental commission, board, body, bureau, agency, department or other judicial, regulatory or administrative authority of any nature, including courts, tribunals and other judicial bodies, (iii) any self-regulatory body or authority, and (iv) any instrumentality or entity designed to act for or on behalf of the foregoing in exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

2.56     Gross Asset Value.  “Gross Asset Value” shall mean, with respect to any asset, the asset’s adjusted basis for federal income tax purposes except as follows:

(1)       The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as agreed to by the Contributing Member and the Managing Member at the time of such contribution;

(2)       The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as proposed by the Managing Member, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution;  (b) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for a Member Interest; (c) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); and (d) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity in anticipation of being a Member;  provided,  however, that adjustments pursuant to clauses (a),  (b) and (d) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(3)       The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Managing Member;  and

(4)       The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Section 743(b) but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to (a) Regulations Section 1.704-1(b)(2)(iv)(m) and (b) subparagraph (vi) of the definition of “Profits” and “Losses” in Subsection 2.99 or Subsection 5.3(h), provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (4) to the extent the Managing Member determines that an adjustment pursuant to subparagraph (2) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (4).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to Subsections 2.56(1),  (2), or (4) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

2.57     Holdings Post Fall-Away Obligations. “Holdings Post Fall-Away Obligations” shall have the meaning ascribed to such term in eighth recital of this Agreement.

2.58     Indemnification Agreements.  “Indemnification Agreements” shall mean the PAG Indemnification Agreement and the PTLC Indemnification Agreement.

2.59     Indemnity Obligation.  “Indemnity Obligation” shall mean the obligation of each of PTLC and PAG and its permitted successors and permitted assigns for payment of its obligations under its Indemnification Agreement,  including the co-obligation fee and Indemnified Amounts as defined in the PAG Indemnification Agreement and the Obligations as defined in the PTLC Indemnification Agreement.

2.60     Initial Members.  “Initial Members” shall have the meaning ascribed to such term in the second recital of this Agreement.

2.61     Interested Party.  “Interested Party” shall have the meaning ascribed to such term in Section 6.5.

2.62     Interest Obligations.  “Interest Obligations” shall mean the scheduled interest payment obligations required under the Bonds and the Bond Indenture (other than the interest component of any Maturity Obligations).

2.63     Investment Account.  The “Investment Account” of a Bond Indemnitor shall mean the PAG Account or the PTLC Account as applicable.

2.64     Investment Company Act.  “Investment Company Act” shall mean the United States Investment Company Act of 1940, as amended and in effect from time to time, or the corresponding provisions of any successor statute, and the rules and regulations thereunder.

2.65     Law.  “Law” shall mean any applicable foreign or domestic, federal, state or local statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or requirement of any Governmental Authority or any arbitration tribunal.

2.66     Lien.  “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

2.67     Managing Member.  “Managing Member” shall mean PTLC until the Complete Indemnification Satisfaction Date unless a substitution is required by the terms of this Agreement in effect on the date hereof or is effected with the consent of GECUSH and thereafter until such time as PTLC withdraws or is replaced in accordance with this Agreement, (a) any Person substituted therefor in accordance with the terms of this Agreement and (b) any Person admitted from time to time as a managing member in the Company in accordance with this Agreement.

2.68     Maturity Date.  “Maturity Date” shall mean the original scheduled maturity of the Bonds as reflected in the Bond Indenture.

2.69     Maturity Obligations.  “Maturity Obligations” shall mean an aggregate amount sufficient to satisfy all obligations due on the Maturity Date,  including principal and interest, pursuant to the Bond Indenture.

2.70     Member.  “Member” shall mean the Non-Managing Member and Managing Member and shall include each Person subsequently admitted from time to time as a member in the Company in accordance with Article 9 of this Agreement.  For the avoidance of doubt, GECUSH and GE Tennessee are not Members or members of the Company.

2.71     Member Interest.  “Member Interest” shall refer, with respect to a given Member as of a given date, to such Member’s interest as a Managing Member in the Company (if any) and such Member’s interest as a Non-Managing Member in the Company (if any), in each case as of such date, including any and all benefits to which the holder of such an interest may be entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement.

2.72     Member Nonrecourse Debt.  “Member Nonrecourse Debt” shall have the same meaning as the term “partner nonrecourse debt” set forth in Regulations Section 1.704-2(b)(4).

2.73     Member Nonrecourse Debt Minimum Gain.  “Member Nonrecourse Debt Minimum Gain” shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with the provisions of Regulations Section 1.704-2(i)(3) relating to “partner Nonrecourse Debt minimum gain.”

2.74     Member Nonrecourse Deductions.  “Member Nonrecourse Deductions” shall have the same meaning as the term “partner nonrecourse deductions” set forth in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

2.75     Memco.  “Memco” shall mean GE Capital Memco, LLC, a Delaware limited liability company.

2.76     Net Working Capital Amount.  “Net Working Capital Amount” shall mean, the Cash and Cash Equivalents held in the Working Capital Account, reduced by all outstanding liabilities of the Company estimated through the applicable distribution date.

2.77     Non-Issuing Person.  “Non-Issuing Person” shall have the meaning ascribed to such term in Section 6.8.

2.78     Non-Managing Member.  “Non-Managing Member” shall mean PAG and shall include each Person admitted from time to time as a non-managing member in the Company.

2.79     Nonrecourse Deductions.  “Nonrecourse Deductions” shall have the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

2.80     Nonrecourse Liability.  “Nonrecourse Liability” shall have the meaning set forth in Regulations Section 1.704-2(b)(3).

2.81     Original LLC Agreement.  “Original LLC Agreement” shall have the meaning ascribed to such term in the second recital of this Agreement.

2.82     PAG.  “PAG” shall have the meaning ascribed to such term in the first Paragraph of this Agreement and shall include any Permitted Intragroup Transferees thereof.

2.83     PAG Account.  “PAG Account” shall mean the Company’s account established initially with Bank Santander, N.A. in which initially will be deposited 18% of the Company’s cash and other investments other than Permitted Working Capital.

2.84     PAG Consolidated Group.  “PAG Consolidated Group” shall mean a consolidated group, determined in accordance with Generally Accepted Accounting Principles, of which PAG is the common parent.

2.85     PAG GE Obligations.  PAG GE Obligations shall have the meaning ascribed to such term in Section 10.1(b) of this Agreement.

2.86     PAG GE Obligations Payment Date.  The date on which all outstanding PAG GE Obligations are paid in full.

2.87     PAG Indemnification Agreement.  “PAG Indemnification Agreement” shall mean (i) the Amended and Restated PAG Co-Obligation Fee, Indemnity, and Security Agreement, dated as of March 17, 2015, by and between PAG and GE Tennessee, as amended prior to and on the date hereof and as may be further amended, restated, supplemented or otherwise modified from time to time and (ii) any instrument of assumption or indemnification executed by any transferee of PAG’s Member Interests that sets forth such transferee’s agreement to be bound by all of the provisions of the PAG Indemnification Agreement in connection with a Sale of Member Interests pursuant to Article 9.

2.88     PAG Indemnification Satisfaction Date.  “PAG Indemnification Satisfaction Date” shall mean the 124th day after (i) the final payment of all PAG GE Obligations by the Company to GE Tennessee pursuant to Article 10 or, (ii) if the Company does not have sufficient funds to make the payments to satisfy the PAG GE Obligations in full, as and when they become due, the final payment by PAG of any Indemnified Amounts (as defined under the PAG Indemnification Agreement); provided, however, that if during such 124-day period (i) any voluntary or involuntary petition is filed seeking liquidation, reorganization, arrangement or readjustment, in any form, of the debts of the Company,  PAG or Company Sub (the “PAG Relevant Entities”) under Title 11 of the United States Code or any other federal or state insolvency Law, which, in the case of an involuntary petition, is not dismissed (ii) any PAG Relevant Entity makes an assignment for the benefit of its creditors or (iii) any action is brought to avoid or rescind the payments contemplated by Article 10 hereof, the PAG Indemnification Satisfaction Date shall be extended until the earlier of (A) a final decision of a court of competent jurisdiction rejecting such avoidance or rescission claim and (B), in the good faith judgment of GECUSH, no rescission or avoidance of the payments contemplated by Article 10 in connection with the matters described in clauses (i),  (ii) or (iii) is reasonably possible.

2.89     PAG Principal.  “PAG Principal” shall have the meaning ascribed to such term in the sixteenth recital of this Agreement.

2.90     Partnership.  “Partnership” shall have the meaning ascribed to such term in the fifth recital of this Agreement.

2.91     Partnership Agreement.  “Partnership Agreement” shall mean the Seventh Amended and Restated Agreement of Limited Partnership dated as of the date hereof, by and among PTLC,  PAG, and MBK USA Commercial Vehicles Inc., as limited partners, and Company Sub, as general partner, with a joinder for purpose of Section 6.9 thereof by GE Tennessee and GE Truck Leasing Holdco, as the same may be amended, restated, supplemented or otherwise modified from time to time.

2.92     Partnership Interests.  “Partnership Interests” shall have the meaning ascribed to such term in the Partnership Agreement.

2.93     Penske Members.  “Penske Members” shall mean PTLC and shall include any Permitted Intragroup Transferees thereof.

2.94     Percentage Interest.  The “Percentage Interest” of a Member shall be the percentage ownership set forth next to its respective name on Schedule B hereto, as such Schedule B shall be amended, restated, supplemented, or otherwise modified from time to time to reflect Sales and redemptions of interests in the Company only to the extent permitted by this Agreement.

2.95     Permitted Intragroup Transferees.  “Permitted Intragroup Transferees” shall mean successors and assigns permitted or required under Subsections 9.2(b), (c) or (d).

2.96     Permitted Working Capital.  “Permitted Working Capital” shall mean any amounts that the Managing Member reasonably determines are necessary to meet current expenses of the Company, provided that, without the prior written approval of GECUSH from the date hereof to and including the Complete Indemnification Satisfaction Date, such amounts shall not exceed $100,000 in the aggregate.

2.97     Person.  “Person” shall include an individual, a partnership, a corporation, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof, and any other entity.

2.98     Potential Buyer.  “Potential Buyer” shall have the meaning ascribed to such term in Section 6.8.

2.99     Profits and Losses.  “Profits” and “Losses” shall mean, for each taxable year or portion of a taxable year, an amount equal to the Company’s taxable income or loss for such taxable year or portion of a taxable year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(i)       Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 2.99 shall be added to such taxable income or loss;

(ii)       Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 2.99 shall be subtracted from such taxable income or loss;

(iii)      In the event the Gross Asset Value of any Company asset is adjusted pursuant to Subsection 2.56(2) or (3) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(iv)      Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v)       In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such taxable year or portion of a taxable year;

(vi)      To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

(vii)     Notwithstanding any other provision of this definition of “Profits” and “Losses,” any items that are specially allocated pursuant to Sections 5.3 and 5.4 shall not be taken into account in computing Profits or Losses.

The amounts of items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Sections 5.3 and 5.4 shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi).

2.100     PTLC.  “PTLC” shall have the meaning ascribed to such term in the first Paragraph of this Agreement.

2.101     PTLC Account.  “PTLC Account” shall mean the Company’s account established initially with Santander Bank, N. A. in which initially will be deposited 82% of the Company’s cash and other investments other than Permitted Working Capital.

2.102     PTLC Consolidated Group.  “PTLC Consolidated Group” shall mean the consolidated group, determined in accordance with Generally Accepted Accounting Principles, of which Penske Corporation is the common parent, except that members of the PAG Consolidated Group shall not be deemed members of the PTLC Consolidated Group.

2.103     PTLC GE Obligations.  PTLC GE Obligations shall have the meaning ascribed to such term in Section 10.1(c) of this Agreement.

2.104     PTLC GE Obligations Payment Date.  The date on which all outstanding PTLC GE Obligations are paid in full.

2.105     PTLC Indemnification Agreement.  “PTLC Indemnification Agreement” shall mean (i) the Second Amended and Restated PTLC Co-Obligation Fee, Indemnity, and Security Agreement, dated as of the date hereof, by and between PTLC and GE Tennessee, as may be amended, restated, supplemented or otherwise modified from time to time and (ii) any instrument of assumption or indemnification executed by any transferee of  PTLC’s Member Interests that sets forth such transferee’s agreement to be bound by all of the provisions of the PTLC Indemnification Agreement in connection with a Sale of Member Interests pursuant to Article 9.

2.106     PTLC Indemnification Satisfaction Date.  “PTLC Indemnification Satisfaction Date” shall mean the 124th day after (i) the final payment of all PTLC GE Obligations by the Company to GE Tennessee pursuant to Article 10 or, (ii) if the Company does not have sufficient funds to make the payments to satisfy the PTLC GE Obligations in full, as and when they become due, the final payment by PTLC of any Indemnified Amounts (as defined under the PTLC Indemnification Agreement); provided, however, that if during such 124-day period (i) any voluntary or involuntary petition is filed seeking liquidation, reorganization, arrangement or readjustment, in any form, of the debts of the Company,  PTLC or Company Sub (the “PTLC Relevant Entities”) under Title 11 of the United States Code or any other federal or state insolvency Law, which, in the case of an involuntary petition, is not dismissed, (ii) any

PTLC Relevant Entity makes an assignment for the benefit of its creditors or (iii) any action is brought to avoid or rescind the payments contemplated by Article 10 hereof, the PTLC Indemnification Satisfaction Date shall be extended until the earlier of (A) a final decision of a court of competent jurisdiction rejecting such avoidance or rescission claim and (B), in the good faith judgment of GECUSH, no rescission or avoidance of the payments contemplated by Article 10 in connection with the matters described in clauses (i),  (ii) or (iii) is reasonably possible.

2.107     PTLC Principal.  “PTLC Principal” shall have the meaning ascribed to such term in the sixteenth recital of this Agreement.

2.108     Qualified Purchaser.  “Qualified Purchaser” shall mean a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act.

2.109     Recipient Group.  “Recipient Group” shall have the meaning ascribed to such term in Section 6.8.

2.110     Redemption.  “Redemption” shall have the meaning ascribed to such term in the tenth recital of this Agreement.

2.111     Regulated Entities.  “Regulated Entities” shall have the meaning ascribed to such term in Subsection 6.8(b).

2.112     Regulations.  “Regulations” shall mean the United States Income Tax Regulations,  including Temporary Regulations, promulgated under the Code, as such regulations may be amended, restated, supplemented or otherwise modified from time to time.

2.113     Regulators.  “Regulators” shall have the meaning ascribed to such term in Subsection 6.8(b).

2.114     Regulatory Allocations.  “Regulatory Allocations” shall have the meaning ascribed to such term in Section 5.4.

2.115     Reimbursement Obligations.  “Reimbursement Obligations “shall have the meaning ascribed to such term in the fifteenth recital of this Agreement.

2.116     Reimbursement Principal.  “Reimbursement Principal” shall have the meaning ascribed to such term the in sixteenth recital of this Agreement.

2.117     Returns.  “Returns” shall have the meaning ascribed to such term in Subsection 8.2(d).

2.118     Sale.  “Sale” (including, with its correlative meanings, “Sell” and “Sold”) with respect to a Member Interest shall mean any voluntary or involuntary sale, assignment, transfer or other disposition of all or any portion of such Member Interest (or any right or interest therein), including by operation of Law, but, for the avoidance of doubt, does not include the creation of any Liens upon a Member Interest unless the holder of such a Lien acquires all or any portion of such Member Interest or the Member Interest is otherwise sold, transferred or assigned in accordance with the Lien.

2.119     Schedule.  “Schedule” shall refer to one of several written Schedules to this Agreement,  as amended, restated, supplemented or otherwise modified from time to time to the extent permitted by this Agreement, each of which is hereby incorporated into and made a part of this Agreement for all purposes.

2.120     Second Amended LLC Agreement.  “Second Amended LLC Agreement” shall have the meaning ascribed to such term in the eleventh recital of this Agreement.

2.121     Securities Act.  “Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time, or the corresponding provisions of any successor statute, and the rules and regulations promulgated thereunder.

2.122     Statutory Termination Date.  “Statutory Termination Date” shall mean the 60th day following the expiration of the statute of limitations for assessment of taxes with respect to all Returns covering any period ending prior to or including March 17, 2015.

2.123     Sub Interest.  “Sub Interest” shall mean with respect to PTLC 82% of the membership interests in Company Sub held on the date hereof by Company and with respect to PAG 18% of such membership interests, together with in each case the rights to proceeds thereof, distributions thereon and any accretions thereto and any additional membership interests in Company Sub acquired by the Company with funds or property directly or indirectly provided by the applicable Bond Indemnitor.

2.124     Subsidiary.  “Subsidiary” shall refer to (i) any corporation (or equivalent legal entity under foreign Law) of which another Person owns directly or indirectly more than fifty percent (50%) of the stock, the holders of which are ordinarily and generally, in the absence of contingencies or understandings, entitled to vote for the election of directors, (ii) any limited liability company in which such Person owns directly or indirectly more than fifty percent (50%) of the membership interests, (iii) any partnership in which such other Person owns directly or indirectly more than fifty percent (50%) of the partnership interests and (iv) any other entity of which another Person has the voting power to elect the majority of the members of the board of directors, the board of managers, or a similar body of such entity.

2.125     Third-Party Sale.  “Third-Party Sale” shall have the meaning ascribed to such term in Section 10.2(b)(ii).

2.126     Transfer.  “Transfer” shall mean any Sale or creation of a Lien.

2.127     Trustee.  “Trustee” shall mean, The Bank of New York Mellon, or any successor thereto appointed as trustee pursuant to the Bond Indenture.

2.128     Working Capital Account.  “Working Capital Account” shall have the meaning ascribed to such term in Subsection 3.6(b).

2.129     General Provisions.  Unless the context otherwise requires, as used in this Agreement (i) the terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; (ii) terms used herein in the singular also include the plural and vice versa; (iii) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; (iv) any pronoun shall include the corresponding masculine, feminine and neuter forms; (v) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (vi) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (vii) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Section of, and Exhibits and Schedules to, this Agreement unless specified otherwise; and (viii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Article 3

CAPITAL CONTRIBUTIONS;  CAPITAL ACCOUNTS; SEGREGATION OF ASSETS

3.1     Capital Contribution.  Each of PTLC and PAG made the Capital Contributions set forth on Schedule A hereto, and, effective as of the Effective Time, the Percentage Interest of each Member in the Company is as set forth on Schedule B hereto.

3.2     Capital Accounts.  A Capital Account shall be established and maintained for each Member on the books of the Company.  Each Member’s interest in the capital of the Company shall be represented by its Capital Account.

3.3     Compliance with Treasury Regulations. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) (or any corresponding provision of succeeding Law) and shall be interpreted and applied in a manner consistent with such Regulation.  In the event the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulation, the Company may make such modifications; provided, however that any modification with respect to a period ending prior to or including March 17, 2015, to the extent such modification would have any adverse impact on a Former GE Member or Memco, must first be approved by GECUSH in writing.  The Company also shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b) (or any corresponding provisions of succeeding Law), provided that such modification shall not have a material adverse effect on the economic position of any Member.

3.4     Succession to Capital Accounts.  In the event any interest in the Company is Sold in accordance with the terms of this Agreement and Article 9 of the Partnership Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.  For purposes of the immediately preceding sentence, the portion of the Capital Account to which the transferee succeeds shall be that percentage of the transferor’s total Capital Account as the Percentage Interest being Sold bears to the total Percentage Interest of the transferor, taking into account Section 9.6.

3.5     No Withdrawal of Capital Contributions.  No Member shall withdraw any Capital Contributions without the unanimous written approval of the other Members except for payments thereof to GE Tennessee as contemplated by this Agreement, the redemption of PAG’s Member Interest contemplated by Article 12, or, until the Complete Indemnification Satisfaction Date, the prior written approval of GECUSH.  No Member shall receive any interest with respect to its Capital Contributions.

3.6     Investment and Working Capital Accounts.

(a)     The Company shall use commercially reasonable efforts to establish, as soon as practicable (and not longer than 30 days) after the date hereof, the PTLC Account and the PAG Account with Bank Santander, N.A. or such other institution as is satisfactory to PTLC and PAG, respectively, on the one hand, and GECUSH on the other.  The PTLC Account will be under and subject to the Company Security Agreement and will be held in bank accounts or such other investments as are permitted under the Company Security Agreement and, subject to such Agreement, as are directed by PTLC.  The PAG Account may be invested in such instruments as permitted in a letter agreement of even date herewith amending the PAG Existing Indemnity Agreement.  As soon as practicable following the establishment of the Investment Accounts and the Working Capital Account, the Company will deposit all cash and investments, whether or not cash equivalents, held by it, reduced by the amount of Permitted Working Capital, 82% in the PTLC Account and 18% in the PAG Account.  From and after the Effective Time, except for any monies that are needed to replenish the Working Capital Account consistent with the terms of this Agreement, 82% of any distribution received from Company Sub shall be deposited in the PTLC Account until the PTLC GE Obligations Payment Date and 18% of any distributions received from Company Sub shall be deposited in the PAG Account until the PAG GE Obligations Payment Date, modified only to the extent sales or redemptions of such interests are made in accordance with this Agreement. Any funds received from PTLC for the benefit of PTLC until the PTLC GE Obligations Payment Date shall be deposited in the PTLC Account and any funds received from PAG for the benefit of PAG until the PAG GE Obligations Payment Date will be deposited in the PAG Account.  Until the PTLC GE Obligations Payment Date and the PAG GE Obligations Payment Date, respectively, cash and investments, whether or not cash equivalents, in the PTLC Account and the PAG Account shall be disbursed only in accordance with Article 10 except as provided in Subsection 3.6(b).  The third party expenses and fees for maintaining and conducting transactions in each of the PAG Account, the PTLC Account and the Working Capital Account shall be paid from the applicable account. At any time following the PAG GE Obligations Payment Date, PAG may notify the Company that it wishes to receive distributions that otherwise would have gone into the PAG Account directly, in which event such amount (less any amounts necessary to replenish its Percentage Interest in the Working Capital Account) will be paid by Company Sub directly to PAG and such payment shall be deemed a distribution by Company Sub to the Company and from the Company to PAG. At any time following the PTLC GE Obligations Payment Date, PTLC may notify the Company that it wishes to receive distributions that otherwise would have gone into the PTLC Account directly, in which event such amount (less any amounts necessary to replenish its Percentage Interest in the Working Capital Account) will be paid by Company Sub directly to PTLC and such payment shall be deemed a distribution by Company Sub to the Company and from the Company to PTLC.

(b)     The Company shall maintain an account for working capital (the “Working Capital Account”) separate from the PAG Account and the PTLC Account.  The

Company may disburse payment of its ordinary course obligations from the Working Capital Account and may replenish such account.

3.7     Membership Interests in Company Sub and other Assets.  At the Effective Time, the Company will have segregated all membership interests in Company Sub and, except for Permitted Working Capital, all other assets, with 82% of the membership interests in Company Sub and of all such other assets, held for the account of PTLC, and the remaining 18% of such membership interests and other assets held for the account of PAG.

3.8     Security Interests.

The Company is hereby authorized and directed (a) to use commercially reasonable efforts to execute and deliver, as soon as practicable (and not longer than 30 days) after the date hereof, for the benefit of GE Tennessee a security agreement under which the Company will pledge the PTLC Account and all assets held in such account and PTLC’s Sub Interest as collateral security for the PTLC GE Obligations (the “Company Security Agreement”) and (b) to cause Company Sub to execute a pledge agreement as of the date hereof under which Company Sub pledges PTLC’s Allocated Partnership Interests as collateral security for the PTLC GE Obligations (the “Company Sub Pledge Agreement”).

Article 4

COSTS AND EXPENSES

4.1     Organizational and Other Costs.  The Company has paid or shall cause to be paid all costs and expenses incurred in connection with the formation and organization of the Company.  Such costs and expenses borne by the Company include all related accounting, trustee, administrative, tax, consulting, filing and registration costs.

4.2     Operating Costs.  The Company shall (i) pay or cause to be paid all costs and expenses of the Company incurred in pursuing and conducting, or otherwise related to, the business of the Company, including all legal, trustees and accountants’ costs and expenses relating thereto whether billed to the Company, its Members or GECUSH or one of its Affiliates, and (ii) reimburse the Managing Member for any reasonable documented out-of-pocket costs and expenses incurred by it in connection therewith (including in the performance of its duties as Tax Matters Partner); provided that, at any time the Company Sub acts as general partner of the Partnership (the “General Partner Activities”), neither the Managing Member nor the Company Sub shall be entitled to pay from Company funds or Company Sub funds nor be reimbursed by the Company for any costs, expenses or liabilities incurred in connection with such General Partner Activities.

Article 5

DISTRIBUTIONS;  COMPANY ALLOCATIONS;

TAX MATTERS

5.1     Distributions Prior to Dissolution.  Prior to the Complete Indemnification Satisfaction Date, the Managing Member shall not make distributions to the Members, except (i) the deemed distributions to Members required or permitted by Article 10 or this Section 5.1, (ii) distributions to Members specifically approved in writing in advance by GECUSH, (iii) the redemption permitted by Article 12 and (iv) as expressly set forth in this Section 5.1 and Section 3.6(a) above. The Members recognize that under this Section 5.1, Article 10 and Article 12 distributions by the Company may not be in proportion to the Members’  Percentage Interests, and that Capital Contributions after the date hereof may cause the Capital Account balances of the Members to be disproportionate to their Percentage Interests.  Following the PAG GE Obligations Payment Date, the Company may make distributions from the PAG Account to PAG and may direct that payments that would otherwise go into the PAG Account go directly to PAG.  Following the PTLC GE Obligations Payment Date, the Company may make distributions from the PTLC Account to PTLC and may direct that payments that would otherwise go into the PTLC Account go directly to PTLC.    Notwithstanding any other provision of this Section 5.1 or of Article 10 or Article 12, until the GE Termination Date, the Company will not make distributions that will cause it to dissolve.

5.2     Company Allocations.

(a)     Profits and Losses.  For each taxable year or portion of a taxable year for which the Company is required to allocate Profits,  Losses, or other items pursuant to this Article 5, after giving effect to the special allocations set forth in Sections 5.3 and 5.4, Profits and Losses of the Company shall be allocated to the Members,  the Former GE Members and Memco, as the case may be, in proportion to their Percentage Interests for all relevant periods ending prior to March 17, 2015 and with respect to any period ending after but including March 17, 2015 in accordance with Section 5.5(c) and to the Members in proportion to their Percentage Interests for all relevant periods (or portions thereof) commencing after March 17, 2015, subject to the limitation in Subsection 5.2(b) with respect to the allocation of Losses.  Solely for purposes of this Section 5.2(a)-(g) and Sections 5.3, 5.4, 5.5 and 5.6, the reference to “Members” shall include the Former GE Members and Memco  to the extent covering periods ending prior to or including March 17, 2015 using the Percentage Interest of the Members, the Former GE Members and Memco at the applicable time.

(b)     Loss Limitation.  The Losses allocated pursuant to Subsection 5.2(a) shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any taxable year.  All losses otherwise allocable to a Member in excess of the limitation set forth in this Subsection 5.2(b) shall be allocated (A) in the case of any Penske Member and PAG, to those Penske Members and PAG without such an Adjusted Capital Account Deficit in proportion to and to the extent of the amount of Losses that can be allocated to each such Penske Member and PAG without causing it to have an Adjusted Capital Account Deficit,  (B) with respect to any period ending prior to or including March 17, 2015 (consistent with Section 5.5(c)), in the case of any Former GE Member or Memco, to the other Former GE Members or Memco without such an Adjusted Capital Account Deficit in proportion to and to the extent of the amount of Losses that can be allocated to each such Former GE Member or Memco without causing in each case such Former GE Member or Memco to have an Adjusted Capital Account Deficit, and (C)  in the case of any such excess Losses not allocated to a Member under clause (A) or clause (B) of this Subsection 5.2(b), to each Member without such an Adjusted Capital Account Deficit, after the application of clauses (A) and (B) of this Subsection 5.2(b), in proportion to and to the extent of the amount of Losses that can be allocated to each such Member without causing it to have an Adjusted Capital Account Deficit.

(c)     Former GE Members,  Memco,  GECUSH and GECC.  As of February 20, 2015, each of the Former GE Members ceased to be a Member and ceased to have any Capital Account,  Member Interest or limited liability company or other equity interest in the Company.  As of March 17, 2015, Memco ceased to be a Member and ceased to have any Capital Account,  Member Interest or limited liability company or other equity interest in the Company and shall not, with respect to any periods (or portions thereof) commencing after March 17, 2015, be allocated any Profits,  Losses or other items pursuant to this Article 5, including any special allocations.  GECUSH and GE Tennessee as assignee of GECC are not Members, have no Capital Accounts,  Member Interests or limited liability company or other equity interests in the Company and shall not be allocated any Profits,  Losses or other items pursuant to this Article 5,  including any special allocations.

5.3     Special Allocations.  The following special allocations shall be made in the following order:

(a)     Special Allocation of Income from Investment Accounts and Working Capital Account.  PAG shall be allocated 100% of all items of income, gain, loss and deduction attributable to the PAG Account, and PTLC shall be allocated 100% of all items of income, gain, loss and deduction attributable to the PTLC Account. PAG and PTLC shall be allocated their Percentage Interest of all items of income, gain, loss and deduction attributable to the Working Capital Account.

(b)     Minimum Gain Chargeback.  Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Article 5, if there is a net decrease in Company Minimum Gain during any Company taxable year, each Member shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704¬2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2).  This Subsection 5.3(a) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(c)     Member Minimum Gain Chargeback.  Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article 5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company taxable year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2).  This Subsection 5.3(c) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(d)     Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704- 1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Subsection 5.3(d) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 5 have been tentatively made as if this Subsection 5.3(d) and Subsection 5.3(i) were not in the Agreement.

(e)     Gross Income Allocation.  In the event any Member has a deficit Capital Account at the end of any taxable year that is in excess of the sum of (i) the amount such Member is obligated to restore (pursuant to the terms of this Agreement or otherwise) and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Subsection 5.3(e) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 5 have been made as if Subsections 5.3(d) and 5.3(i) and this Subsection 5.3(e) were not in the Agreement.

(f)     Nonrecourse Deductions.  Nonrecourse Deductions for any taxable year shall be specially allocated among the Members in proportion to their Percentage Interests.

(g)     Member Nonrecourse Deductions.  Any Member Nonrecourse Deductions for any taxable year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(h)     Code Section 754 Adjustment.  To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(i)     Special Allocation During Period of Liquidation.  In the event that the Capital Accounts of the Members would not otherwise be in proportion to their Percentage Interests in the year liquidating distributions are made under Subsection 13.3(d), after all other allocations provided for in this Article 5 have been made as if this Subsection 5.3(i) were not in the Agreement, items of Company income, gain, loss, or deduction for all taxable years of the Company which include any portion of the period from the date of the event of dissolution described in Section 13.1 that results in the liquidation through the date of the final distribution under Subsection 13.3(d) shall be allocated among the Members in such manner as to cause the Capital Accounts of the Members to be in proportion to their Percentage Interests.  To the extent necessary to achieve Capital Accounts that are in proportion to Percentage Interests, after all other items of income, gain, loss, and deduction have been taken into account under this Subsection 5.3(i), with respect to each Member, an amount equal to the excess, if any, of (i) the product of such Member’s Percentage Interest and the aggregate amount of all of the Members’  Capital Accounts over (ii) the amount that would be the Member’s Capital Account absent application of this sentence shall be treated as paid to such Member as a guaranteed payment, and the corresponding deduction shall be allocated among the other Members as required to achieve the desired proportionality of Capital Accounts.

5.4     Curative Allocations.  The allocations set forth in Subsection 5.2(b) and Section 5.3, other than Subsection 5.3(i) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations.  It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.4.  Therefore, notwithstanding any other provision of this Article 5 (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate (without causing an Adjusted Capital Account Deficit for any Member) so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Subsection 5.2(a).  In exercising its discretion under this Section 5.4, the Managing Member shall take into account future Regulatory Allocations under Subsections 5.3(a) and 5.3(c) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Subsections 5.3(f) and 5.3(g).

5.5     Other Allocation Rules.

(a)     Profits,  Losses, and any other items of income, gain, loss, deduction or credit shall be allocated to the Members pursuant to this Article 5 as of the last day of each taxable year, provided that Profits,  Losses, and such other items shall also be allocated at such times as the Gross Asset Values of Company assets are adjusted pursuant to subparagraph (2) of Subsection 2.56.

(b)     The Members are aware of the income tax consequences of the allocations made by this Article 5 and hereby agree to be bound by the provisions of this Article 5 in reporting their shares of Company income and loss for income tax purposes.

(c)     For purposes of determining the Profits,  Losses, or any other items of income, gain, loss, deduction, or credit allocable to any period, Profits,  Losses, and any such other items shall be determined on a daily, monthly, or other basis using the closing of the books method or, if proposed by the Managing Member with respect to a particular period, any other permissible method under Code Section 706 and the Regulations thereunder; provided, however, that such other method must be approved by GECUSH for any period ending prior to or including March 17, 2015, to the extent such other method would have any adverse impact on a Former GE Member or Memco.

(d)     Any “excess nonrecourse liability” of the Company, within the meaning of Regulations Section 1.752-3(a)(3), shall be allocated among the Members in accordance with the Members’ interests in Company profits.  Solely for purposes of this Subsection 5.5(d), the Members’ interests in Company profits are in proportion to their Percentage Interests.

5.6     Tax Allocations; Code Section 704(c).

(a)     In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

(b)     In the event the Gross Asset Value of any asset of the Company shall be adjusted pursuant to the provisions of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

(c)     Any elections or other decisions relating to such Section 704(c) allocations shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement.  Section 704(c) allocations pursuant to this Section 5.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits,  Losses, other items, or distributions pursuant to any provision of this Agreement.

(d)     Except as otherwise determined by the Managing Member, the Company shall use the “traditional method” (as defined in Regulations Section 1.704-3(b)) for purposes of computing section 704(c) allocations with respect to property contributed to the Company with a Gross Asset Value that differs from its adjusted tax basis at the time of contribution, and for purposes of computing reverse section 704(c) allocations with respect to property for which differences between Gross Asset Value and adjusted tax basis are created when the Company revalues Company property pursuant to Regulations Section 1.704-1(b)(2)(iv)(f); provided, however, that such other method must be approved by GECUSH for any period ending prior to or including March 17, 2015, to the extent such other method would have any adverse impact on a Former GE Member or Memco.

5.7     Accounting Method.  The books of the Company (for tax reporting purposes) shall be kept on an accrual basis.  Any change in the accounting method affecting periods ending prior to or including March 17, 2015 will require the prior written consent of GECUSH to the extent such change would have any adverse impact on a Former GE Member or Memco.

Article 6

MANAGEMENT

6.1     Rights and Duties of the Non-Managing Members and Others.  None of the Non-Managing Members, GECUSH or GE Tennessee shall participate in the control of the business of the Company or have any power to act for or bind the Company.  The Non-Managing Members shall have the right to approve certain actions proposed to be taken by the Managing Member and certain voting rights, all as set forth herein.  In addition, as set forth in this Article 6 and elsewhere in this Agreement,  GECUSH shall have the right to approve or consent (or withhold its approval or consent) with respect to certain actions proposed to be taken by the Managing Member or the Company, all as set forth herein.  If GECUSH’s approval or consent is required under any provision of this Agreement and it is not granted by GECUSH in writing, such action shall not be taken until such approval or consent is no longer required or until it is granted, and any action taken without such approval or consent shall be null and void and of no force or effect whatsoever; provided,  however, that, with respect to each provision of this Agreement that requires the approval or consent of GECUSH,  GECUSH shall provide its approval or consent or notify the Company that it shall not provide its approval or consent timely following receipt by GECUSH of a written request for consent outlining in reasonable detail the matter for which GECUSH’s approval or consent is being sought.

6.2     Fiduciary Duty of Managing Member.  The Managing Member shall have fiduciary responsibility for the safekeeping and use of all funds and assets (including records) of the Company and Company Sub, whether or not in its immediate possession or control. The Managing Member shall not employ, or permit any other Person to employ, such funds or assets in any manner except for the exclusive benefit of the Company and Company Sub, as applicable.

6.3     Powers of Managing Member.

(a)     Subject to the terms and conditions of this Agreement, the Managing Member shall have full and complete charge of all affairs of the Company, and the management and control of the Company’s business as described in Section 1.4 shall rest exclusively with the Managing Member.  The Managing Member shall be required to devote to the conduct of the business of the Company such time and attention as is necessary to accomplish the purposes, and to conduct properly the business, of the Company.

(b)     By executing this Agreement, each Non-Managing Member shall be deemed to have consented to any exercise by the Managing Member of any of the foregoing powers.

(c)     The Managing Member shall cause Schedule B to be amended to reflect any Sale or redemption of a Member’s Member Interest (to the extent permitted by this Agreement), the total Member Interest of each Member, any change in name of the Company or change in the name or names under which the Company conducts its business (to the extent permitted by this Agreement), and receipt by the Company of any notice of change of address of a Member.  The amended Schedule B, which shall be kept on file at the principal office of the Company, shall supersede all such prior Schedules and become part of this Agreement, and the Managing Member shall promptly forward a copy of the amended Schedule B to each Member and, until the GE Termination Date,  GECUSH, upon each amendment thereof.

(d)     Until the PTLC Indemnification Satisfaction Date, the Managing Member shall pay all of the cash and investments in the PTLC Account to GE Tennessee as required by the terms of this Agreement.  Until the PAG Indemnification Satisfaction Date, the Managing Member shall pay all of the cash and investments in the PAG Account to GE Tennessee as required by this Agreement.

6.4     Restrictions on Managing Member’s Authority.

(a)     Notwithstanding any other provision of this Agreement, the Managing Member shall not have authority to do any of the following without the prior written consent of PAG and, unless specified otherwise with respect to matters occurring prior to the GE Termination Date (or such later time as expressly set forth below), GECUSH:

(i)     any act in contravention of any provision of this Agreement, which prohibition with respect to any GE Protection Provision will survive the GE Termination Date for so long as such provision is in effect;

(ii)     any act which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)     possess Company property, or assign any rights in specific Company property, for other than a Company purpose;

(iv)     admit a person as a Member or as a member of Company Sub, except as otherwise provided in this Agreement;

(v)      amend this Agreement, except in accordance with Section 16.1, which prohibition with respect to any GE Protection Provision shall survive the GE Termination Date for so long as such provision is in effect;

(vi)     except to the extent permitted by this Agreement,  Transfer its interest as a Managing Member of the Company;

(vii)    knowingly commit any act which would subject any Member, any Former GE Member, GECC, Memco, GECUSH or GE Tennessee as assignee of GECC to any liabilities of the Company in any jurisdiction in which the Company transacts business, such provision with respect to the Former GE Members,  GECC, Memco,  GECUSH or GE Tennessee as assignee of GECC will survive the GE Termination Date;

(viii)  elect, permit or cause to dissolve the Company or Company Sub, except as expressly permitted herein;

(ix)     amend or modify the Limited Liability Company Agreement of the Company Sub or the Certificate of Formation of the Company Sub; or

(x)      cause or permit the Transfer of any equity interest of the Company in the Company Sub, or of all or any portion of the Partnership Interests held by the Company Sub, except to the extent expressly permitted by this Agreement.

(b)     Notwithstanding any other provision of this Agreement, the Managing Member shall not have authority to do any of the following with respect to periods ending prior to or including the Complete Indemnification Satisfaction Date (except as otherwise specifically provided in clauses (v),  (vi) and (ix) below) without the prior written approval of GECUSH in its sole discretion:

(i)       cause the Company to (A) incur any indebtedness (other than as contemplated under Section 10.2(b)(i)), (B) grant or permit any Liens with respect to any property of the Company or (C) cause or permit any other obligations or liabilities of the Company to exist, except (x) as contemplated by this Agreement or as the Manager of Company Sub, (y) usual and customary set off rights associated with bank accounts, securities accounts, and similar accounts, or (z) the payment of its taxes and the expenditure of the monies to maintain its good standing and its insurance and obligations for professional and auditing services;

(ii)      [RESERVED.]

(iii)     conduct the Company’s business and the business of Company Sub in a manner other than in accordance with the Partnership’s Code for Business Conduct in effect as of the Effective Time or as changed if approved pursuant to the Partnership Agreement as if the Company were the Partnership thereunder;

(iv)     change any policies relating to accounting matters, other than those required by Generally Accepted Accounting Principles;

(v)      prior to the Statutory Termination Date,  determine the accounting methods and conventions to be used in, or any other method or procedure related to, the preparation of the Returns, make any and all elections under the tax Laws of any jurisdiction as to the treatment of items of income, gain, loss, deduction and credit of the

Company, or file a Form 8832 - Entity Classification Election or in any other manner make or change an election under U.S.  Treasury Regulations Section 301.7701-3(c)(1) or successor regulations to have the Company taxed as anything other than as a partnership for federal tax purposes or to have Company Sub taxed as anything other than a disregarded entity for federal tax purposes;

(vi)     prior to the Statutory Termination Date,  take any position for income tax purposes, whether on a Return or otherwise, that is inconsistent with the income tax treatment as agreed to in Subsection 8.2(e);

(vii)    change the character of the Company’s business from that set forth in Section 1.4 hereof, or cause the Company to engage in any activity other than as permitted therein;

(viii)   form, acquire or hold any subsidiary (other than Company Sub), including any partnership, limited liability company or corporation, or make any investment in any entity (other than Company Sub);

(ix)     prior to the GE Termination Date declare or pay any distributions to the Members other than in accordance with Section 5.1 or Article 10 or Article 12; or

(x)      (A) file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the Company’s or Company Sub’s debts under Title 11 of the United States Code or any other federal or state insolvency Law, or file an answer consenting to or acquiescing in any such petition, (B) make any Transfer for the benefit of the Partnership’s creditors or (C) allow the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the United States Code, the application by a third party for the appointment of a receiver for the assets of the Company or Company Sub, or the filing of an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of the Company’s or Company Sub’s debts under any other federal or state insolvency Law, unless the same shall not have been vacated, set aside or stayed within such sixty (60) day period.

Notwithstanding any other provision of this Agreement, the Managing Member shall not have authority to take any actions described in Subsections 6.4(b)(i) and 6.4(b)(vii) at any time without the prior written approval of PAG in its sole discretion.

6.5      Other Activities.

(a)       Any Member or GECUSH or GE Tennessee (each, an “Interested Party”) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether presently existing or hereafter created, and neither the Company nor any Member other than the Interested Party shall have any rights in or to such independent ventures or the income or profits derived therefrom.

(b)       Nothing in this Agreement shall release, terminate or modify the obligations of any Member under Section 6.6 of the Partnership Agreement.

(c)       Any Member, not otherwise bound by the terms of the covenant not to compete in Section 6.6 of the Partnership Agreement, that together with its Affiliates holds at least ten percent (10%) of the Partnership Interests in the Partnership, either directly or indirectly through its pro rata share of Company Sub’s Partnership Interest in the Partnership, shall enter into a covenant not to compete with the Partnership that shall have the same terms and conditions as the covenant not to compete in Section 6.6 of the Partnership Agreement.

6.6       Exculpation.  Neither the Managing Member nor any Affiliate of the Managing Member nor any of their respective partners, shareholders, officers, directors, employees or agents shall be liable, in damages or otherwise, to the Company or to any of the Members for any act or omission on its or his or her part, except for (a) any act or omission resulting from its or his or her own willful misconduct or bad faith, (b) with respect to the Managing Member only, any breach by the Managing Member of its obligations as a fiduciary of the Company or (c) with respect to the Managing Member only, any breach by the Managing Member of any of the terms and provisions of this Agreement.  The Company shall indemnify, defend and hold harmless, to the fullest extent permitted by Law, the Managing Member and its respective partners, shareholders, officers, directors, employees and agents, from and against any claim or liability of any nature whatsoever arising out of or in connection with the assets or business of the Company, except where attributable to the willful misconduct or bad faith of such individual or entity or where relating to a breach by the Managing Member of its obligations as a fiduciary of the Company or to a breach by the Managing Member of any of the terms and provisions of this Agreement.  The Managing Member shall indemnify, defend and hold harmless to the fullest extent permitted by Law, the Company and each of its Members (other than the Managing Member), each of the Former GE Members, GECC, Memco, GECUSH and GE Tennessee as assignee of GECC from and against any claim or liability attributable to the Managing Member’s willful misconduct or bad faith or where relating to a breach by the Managing Member of its obligations as a fiduciary of the Company or to a breach by the Managing Member of any of the terms and provisions of this Agreement.  The Managing Member shall indemnify, defend and hold harmless to the fullest extent permitted by Law, each of the Company and the Company Sub from and against any damage, loss, claim, liability or expense incurred by the Company Sub in its capacity as a general partner of the Partnership and for which the applicable creditors or limited partners of the Partnership have no recourse against the Company Sub or Managing Member (including by indemnification or exculpation) under the Act or the Partnership Agreement.

6.7       Transactions with Affiliates.

(a)       Nothing in this Agreement shall preclude transactions between the Company and any Member (including the Managing Member) or an Affiliate or Affiliates of any Member acting in and for its own account, provided that any services performed or products provided by the Member or any such Affiliates are services and/or products that the Managing Member reasonably believes, at the time of requesting such services, to be in the best interests of the Company, and further provided that the rate of compensation to be paid for any such services and/or products shall be comparable to the amount paid for similar services and/or products under similar circumstances to independent third parties in arm’s length transactions, and further provided that the Members and, until the Complete Indemnification Satisfaction Date,  GECUSH will receive a written notice within thirty (30) days of the date on which any such transaction is entered setting forth the material terms of any transaction or series of related transactions described above for which the aggregate amount involved in such transaction or series of transactions, which includes the U.S.  dollar value of the amounts involved throughout the duration of any agreements entered into with respect to such transaction(s), is greater than $10 million.

(b)       All bills with respect to services provided to the Company by a Member or any Affiliate of a Member shall be separately submitted and shall be supported by logs or other written data.

6.8       Confidentiality.

(a)       With respect to any and all information provided to or obtained by any Member, any assignees of Member Interests, any Former GE Member, GECUSH, Memco, GE Tennessee or any of their respective Affiliates, or any of its or their directors, officers, employees, agents, representatives or advisors as a result of such Person being a Member or party to or beneficiary of this Agreement, except for the exclusions below (“Evaluation Material”), such Member, Former GE Member, GECUSH, GE Tennessee and each of its respective Affiliates, and its and their directors, officers, employees, agents, representatives or advisors shall hold such information in strict confidence and use such information solely in connection with such Person’s evaluation of its or its Affiliates’ investment in or rights or remedies with respect to the Company;  provided,  however, that any Member, Former GE Member, GE Tennessee and GECUSH may disclose such information (a) as required by applicable Law (including the Securities Act, the Exchange Act or rules of a stock exchange or other self-regulatory bodies), (b) to any person involved in the preparation of such Person’s or any of its Affiliates’ financial statements, tax returns or public filings, (c) to any of its own Affiliates, or its or their directors, officers, employees, agents, representatives or advisors who are informed of the strictly confidential nature of such information and are or have been advised of their obligation to keep information of this type strictly confidential, (d) upon the request or demand of any Governmental Authority having jurisdiction over any of the Company or any of the Members,  GECUSH,  Former GE Members,  Memco or GE Tennessee or any of their Affiliates or (e) to any person and such person’s advisors with whom any Member,  GECUSH or GE Tennessee or any of their Affiliates is contemplating a financing transaction or to whom such Member,  GECUSH or GE Tennessee or any of their Affiliates is contemplating a Transfer of all or any portion of its Member Interests or other related interests pursuant to rights or remedies under this Agreement, or of interests in the Company or in Company Sub or held by Company Sub as applicable, in accordance with the terms of this Agreement or the Indemnification Agreements or related documents (a “Potential Counterparty”), provided that such Potential Counterparty and such Person’s advisors are advised of the strictly confidential nature of such information and the Potential Counterparty agrees to be bound by a confidentiality agreement containing protective provisions no less protective of the information of the Company than provided in this Agreement.  All press releases, public announcements, and similar publicity (other than such public announcements required by applicable Law pursuant to clause (a) in the immediately preceding sentence, respecting the Company and referencing the name of any Member, Former GE Member, GECC, Memco, GECUSH or GE Tennessee or any of their Affiliates (“Non-Issuing Person”) other than the Person issuing such press release, public announcement, similar publicity or making such required disclosure shall be made only with the prior written consent of such Non-Issuing Person, which consent will not be unreasonably withheld, conditioned or delayed; provided,  however, that without consent any Member may state in such a public announcement that it is a Member and disclose the legal names of the Company, and the other Members and their respective parents and GECUSH and GE Tennessee may state in such public announcement that it is a party or beneficiary as the case may be and disclose the legal names of the Company and the Members and their respective parents.  Nothing in this Subsection 6.8(a) shall prohibit disclosure of filings under the Exchange Act,  Registration Statements, Prospectus and Securities Offering Memoranda (“Public Materials”) required by applicable Law, provided that to the extent lawful and practicable, GECUSH will be given prior notice of and a copy of such Public Materials and a reasonable opportunity to comment on such Public Materials prior to their disclosure, and any comments of GECUSH in connection therewith shall be considered in good faith.  Nothing in this paragraph shall waive any attorney-client privilege, attorney work product privilege or other privilege, and any information subject to such privilege shall not be disclosed except as required by applicable Law or restrict the Company’s ability to issue press releases in the ordinary course of business.  For purposes of this Section 6.8, the Company shall not be deemed to be an Affiliate of any of the Members.  A “Disclosing Group” shall mean a group of (i) GE Tennessee, GECUSH and their Affiliates, (ii) the Penske Partners and their Affiliates, or (iii) PAG and its Affiliates.  “Evaluation Material” shall not include information disclosed or used by a Disclosing Group that (i) is or becomes generally available to the public other than as a result of a disclosure in breach of this Agreement by such Disclosing Group, or any of their representatives or others to whom it voluntarily discloses such information other than Governmental Authorities,  (ii) was available to a member of such Disclosing Group prior to such information’s disclosure by or on behalf of the Company from a source (other than such Disclosing Group) who, to the knowledge of such Disclosing Group, is not subject to a confidentiality agreement with, or other obligation of secrecy to, the Company, its Affiliates or representatives prohibiting such disclosure, (iii) is or becomes available to such Disclosing Group from a source (other than such Disclosing Group) who, to the knowledge of such Disclosing Group, is not subject to a confidentiality agreement with, or other obligation of secrecy to, the Company, its Affiliates or representatives prohibiting such disclosure, or (iv) was independently developed by such Disclosing Group without reference to the Evaluation Material.  If a member of a Disclosing Group is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, or similar legal process or by regulatory agency, or stock exchange or other applicable rules) to disclose any of the Evaluation Material, or if a member of a Disclosing Group determines that such Evaluation Material is required to be disclosed by applicable Law, the applicable Member or GECUSH, as applicable, agrees, promptly upon obtaining knowledge of such request, requirement or determination to disclose, to provide the Managing Member and, at all times prior to the GE Termination Date,  GECUSH with prompt notice of each such request or determination, to the extent practicable and not legally prohibited, so that the Company, a  Member or GECUSH as appropriate may seek an appropriate protective order (at its own cost and expense).  If, absent the entry of a protective order or other appropriate remedy, the applicable member of a Disclosing Group is legally required to disclose the Evaluation Material, such applicable member may disclose such information only to the persons and to the extent required without liability under this Agreement.

(b)       GECC, the Former GE Members,  Memco, the Partnership and its Subsidiaries and the GECUSH Consolidated Group (the “Regulated Entities”) may be subject to rules and regulations of, and examination and supervision by, the Board of Governors of the Federal Reserve System and in certain circumstances other regulators and supervisors of financial institutions (the “Regulators”).  Nothing in this Agreement or any other agreement or document in connection with this Agreement shall be deemed to preclude or restrict any of the Regulated Entities from disclosing, pursuant to the examination or supervisory requirements or requests of any of the Regulators, to any of the Regulators with jurisdiction over the Regulated Entities, or any such Regulators from obtaining access to, any Evaluation Material, and in connection therewith the Regulated Entities shall not be required to give any other party notice with respect to such disclosure or access.

(c)       Notwithstanding anything to the contrary contained herein, the rights and obligations set forth in this Section 6.8 of each Former GE Member, Memco, GECC, GECUSH and GE Tennessee, each of their respective Affiliates and each of its or their directors, officers, employees, agents, representatives and advisors shall survive beyond the GE Termination Date and continue indefinitely.

6.9       Replacement of the Managing Member.  Upon Bankruptcy of PTLC (or any permitted successor to its Member Interests as the Managing Member), PTLC or any such successor shall automatically cease to be the Managing Member and a new Managing Member shall be designated by PAG and, if the replacement is to occur at any time prior to the GE Termination Date, with the prior written consent of GECUSH.

Article 7

COMPENSATION

The Managing Member shall be entitled to reimbursement of all of its expenses attributable to the performance of its obligations hereunder, to the extent provided in Section 4.2 hereof.  Subject to the Act, no amount so paid to the Managing Member shall be deemed to be a distribution of Company assets for purposes of this Agreement. Prior to the Complete Indemnification Satisfaction Date, no additional compensation shall be paid to the Managing Member without the prior written consent of GECUSH.

Article 8

ACCOUNTS

8.1       Books and Records.  The Managing Member shall maintain complete and accurate books of account of the Company’s affairs at the Company’s principal office, including a list of the names and addresses of all Members.  Each Member shall have the right to inspect the Company’s books and records (including the list of the names and addresses of Members). The Company will permit representatives of GECUSH to visit, during normal business hours, and inspect any of the Company’s properties and examine and at the expense of GECUSH make abstracts from any of its books and records at any reasonable time upon reasonable, advanced notice and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers of the Company and its Subsidiaries.  GECUSH, at any time prior to the GE Termination Date, and each of the Members shall have the right to audit independently the books and records of the Company, any such audit being at the sole cost and expense of the Member if conducting such audit or, in the absence of a Default (as defined in the PTLC Indemnification Agreement) or an Event of Default,  GECUSH if conducting such audit.

8.2       Reports, Returns and Audits.

(a)       The books of account shall be closed promptly after the end of each Company Year.  Within ninety (90) days after the end of each calendar year and within forty-five (45) days after the end of the first, second and third succeeding calendar quarters, the Company will provide to each Member (and until the Complete Indemnification Satisfaction Date,  GECUSH) a statement, certified by the Chief Financial Officer of the Company, setting forth the balances in each of the PAG Account, the PTLC Account and the Working Capital Account as of the end of such quarter and also setting forth, if any, the liabilities of the Company,  including consolidation of any cash and liabilities of the Company Sub as of the end of such quarter other than its liabilities as general partner of the Partnership.  The report shall also contain such additional statements with respect to the status of the Company business as are considered necessary by the Managing Member to advise any or all Members and GE Tennessee properly about their investment in, or rights and remedies with respect to, the Company.  The Managing Member shall be reimbursed by the Company for its reasonable documented out-of-pocket expenses incurred in providing the reports contemplated by the immediately preceding sentence and those required by Subsections 8.2(b),  8.2(c),  8.2(d) and 8.2(g).

(b)       Prior to August 15 of each year, each Member shall be provided with an information letter (containing such Member’s Form K-1 or comparable information) with respect to its distributive share of income, gains, deductions, losses and credits for income tax reporting purposes for the previous Company Year, together with any other information concerning the Company necessary for the preparation of a Member’s income tax return(s), and the Company shall provide each Member with an estimate of the information to be set forth in such information letter by no later than April 15 of each year.  With the sole exception of mathematical errors in computation, the financial statements and the information contained in such information letter shall be deemed conclusive and binding upon such Member unless written objection shall be lodged with the Managing Member within ninety (90) days after the giving of such information letter to such Member.

(c)       The Managing Member shall also furnish the Members and, until the GE Termination Date,  GECUSH with such periodic reports concerning the Company’s business and activities as are considered necessary by any Member,  to advise any or all Members,  Former GE Members and GE Tennessee properly about their interest in, or rights and remedies with respect to, the Company.  Until the GE Termination Date, the Managing Member shall furnish to GE Tennessee, such other periodic reports concerning the Company’s business activities as are considered reasonably necessary by GE Tennessee to advise it about its rights and remedies with respect to the Company, provided that, in the absence of a Default (as defined in the PTLC Indemnification Agreement) or an Event of Default, GE Tennessee shall pay the reasonable costs of providing such reports.

(d)       The Managing Member shall prepare or cause to be prepared all federal, state and local tax returns of the Company (the “Returns”) for each year for which such Returns are required to be filed, and shall cause all such Returns to be filed in a timely manner; provided, however that it shall not file any Return for any period ending prior to or including March 17, 2015 without first providing GECUSH with a reasonable opportunity to review the Return and obtaining the prior written consent of GECUSH to such filing, which consent shall not be unreasonably withheld or delayed.  Such Returns shall be prepared consistent with the agreed income tax treatment described in Subsection 8.2(e).  To the extent permitted by Law, for purposes of preparing the Returns, the Company shall use the Company Year.  Subject to Subsection 6.4(b)(v), the Managing Member may make any elections under the Code and/or applicable state or local tax Laws, and the Managing Member shall be absolved from all liability for any and all consequences to any previously admitted or subsequently admitted Members resulting from its making or failing to make any such election.  Notwithstanding the foregoing, the Managing Member shall make the election provided for in Section 754 of the Code, if requested to do so by any Member.

(e)       The Members agree that, for income tax purposes, the Bonds and related payments and expenses are characterized as follows:

(i)        The Bonds shall be treated as debt incurred by GECC and now obligations of  GE and not as debt of the Company;

(ii)       An amount equal to the net proceeds of the Bonds shall be treated as Transferred in cash by GECC to the Initial Members at the time the Bonds were issued in proportion to their then Percentage Interests (such Transfer, a “Deemed Transfer”);

(iii)      Each Deemed Transfer to PTLC or PAG was treated as the proceeds of a loan from GECC, subsequently assigned by GECC to GE Tennessee, to such Member (each such loan a “Funding Loan”) with a face amount equal to the product of the face amount of the Bonds and such Member’s Percentage Interest at the time of such Deemed Transfer;

(iv)      Each Funding Loan was treated as having terms consistent with the agreement among GECC,  PTLC and PAG, as reflected in the First Amended LLC Agreement and the PAG and PTLC Co-Obligation Fee, Indemnity Security Agreements dated April 30, 2012 (the “Original COFIS Agreements”) and, relating to their economic sharing of obligations relating to the Bonds,  including the treatment of all Co-Obligation Fees paid or accrued by PTLC or PAG under the Original COFIS Agreements as interest paid or accrued on such Member’s Funding Loan and the treatment of all payments by PTLC or PAG of an Indemnified Amount described in Section 3(i) or Section 3(ii) of the Original COFIS Agreements or, to the extent related to the Co-Obligation Fee under the Original COFIS Agreements or to payments referred to in Section 3(i) or Section 3(ii) of the Original COFIS Agreements or Section 3(v) of the Original COFIS Agreements as payments made on, or of financing costs or other fees or expenses with respect to, such Member’s Funding Loan as in effect on April 30, 2012;

(v)       Each Initial Member at the time of the Deemed Transfer shall be treated as having contributed cash, in an amount equal to the amount of the Deemed Transfer to such Member, to the Company as a Capital Contribution on the date the Bonds were issued;

(vi)      Each payment (including principal and interest) to the Trustee by the Company on, or of financing costs or other fees or expenses with respect to, the Bonds shall be treated as distributed in cash to the Members and the Former GE Members in proportion to their Percentage Interests on the date such payment was or is made, with amounts so treated as distributed to PTLC or PAG further treated as used to make payments (including principal and interest) to GECC or GE Tennessee as the case may be on, or of financing costs or other fees or expenses with respect to, such Member’s Funding Loan;

(vii)     All payments to GECC or GE Tennessee under this Agreement have been or shall be treated as distributed to PTLC or PAG and used by such Member to make payments (including principal and interest) to GECC or GE Tennessee as the case may be on, or of financing costs or other fees or expenses with respect to, such Member’s Funding Loan; and

(viii)    The amendment on the date hereof of the PAG Indemnification Agreement shall be treated as an amendment of certain terms of  PAG’s Funding Loan and the PTLC Indemnification Agreement constitutes a modification of PTLC’s Funding Loan.

The Members are aware of the income tax consequences of the above characterizations of the Bonds and the related payments and expenses described in this Subsection 8.2(e) and hereby agree to be bound by the provisions of this Subsection 8.2(e) in reporting such items for income tax purposes.

(f)       The Managing Member shall be the “tax matters partner” of the Company within the meaning of Section 6231(a)(7) of the Code (the “Tax Matters Partner”) and shall serve in any similar capacity under applicable state, local or foreign Law.  With respect to all periods ending prior to or including March 17, 2015,  GECUSH shall be given at least fifteen (15) Business Days advance notice from the Tax Matters Partner of the time and place of, and shall have the right to participate in (i) any administrative proceeding relating to the determination at the Company level of partnership items on which any of the Members,  Memco or the Former GE Members, rather than the Company, are taxable and (ii) any discussions with the Internal Revenue Service (or other governmental tax authority) relating to the allocations pursuant to Article 5 of this Agreement.  The Tax Matters Partner shall not initiate any action or proceeding in any court in its capacity as Tax Matters Partner, extend any statute of limitation, or take any other action contemplated by Sections 6222 through 6232 of the Code (or similar state, local or foreign Laws with respect to income or income-based taxes that apply to the Members,  Former GE Members or Memco rather than the Company) with respect to any period ending prior to or including March 17, 2015 if such initiation, extension or other action would legally bind any other Member, the Former GE Members,  Memco or the Company without the prior written approval of GECUSH, which approval will not be unreasonably withheld or untimely delayed.

In the case of any Internal Revenue Service notice of final partnership adjustment for a taxable year beginning after December 31, 2017, the Tax Matters Partner shall (unless otherwise consented to by GECUSH, which consent shall not be unreasonably withheld or delayed) make the election under Section 6226(a) of the Code to have each Member take such adjustment into account as provided in Section 6226(b) of the Code or, if no such election is made, (i) each Member (and each person taxable on Company income allocable to such Member) shall file an amended return and pay any tax, interest or other amount ultimately determined to be due as a result of such Member’s allocable share of such adjustment or (ii) such Member shall contribute to the Company such Member’s allocable share of any tax, interest or addition to tax ultimately incurred by the Company as a result of such adjustment.  The Tax Matters Partner shall from time to time upon request of GECUSH or any other Member confer, and cause the Company’s tax attorneys and accountants to confer, with GECUSH or such other Member and its attorneys and accountants on any matters relating to a Company tax return or any tax election that may affect the Former GE Members,  Memco or the Members as applicable.

(g)      The Company shall provide such other information as may be reasonably required for the Members or any of the Former GE Members or Memco to timely comply with applicable financial and tax reporting requirements or their customary financial and tax reporting practices.

(h)      Until the PTLC Indemnification Satisfaction Date, with respect to the PTLC Account and until the PAG Indemnification Satisfaction Date with respect to the PAG Account, the Company shall deliver to GECUSH within 40 days of the end of each month the monthly statement of the applicable financial institution with respect to the applicable Account.

Article 9

TRANSFERS AND SALES

9.1      Transfer of Interests of Managing Member and PTLC Consolidated Group.  Notwithstanding anything to the contrary contained in this Article 9 or any other provision of this Agreement:

(a)       The Managing Member shall not withdraw from the Company or resign as Managing Member nor shall it Transfer all or any portion of its Member Interest as a Managing Member, except in each case (i) for the Sale of a portion but not all of the Managing Member’s Interests pursuant to Subsection 9.2(b), or (ii) with the prior written approval of all of the Members and, at any time prior to the GE Termination Date, GECUSH.  Upon the consummation of any such Transfer, the Member Interest so Transferred will automatically and simultaneously convert into a non-managing Member Interest.

(b)      The Managing Member shall be liable to the Company for any withdrawal or resignation in violation of Subsection 9.1(a) above, or for a withdrawal by the Managing Member from the Company as its Managing Member arising out of the Bankruptcy of a member of the PTLC Consolidated Group other than the Partnership or a Subsidiary of the Partnership.

(c)      Notwithstanding anything to the contrary set forth in this Agreement, Sections 9.1 and 9.2 will not apply to (i) any Sale of Collateral (as defined in the Indemnification Agreements) pursuant to any of the Indemnification Agreements, or (ii) a Third- Party Sale or Equity Offering as contemplated by Article 10; provided, that, if any Member Interests held by the Managing Member are Sold pursuant to such Sale, such interests shall automatically and simultaneously convert into non-managing Member Interests upon the consummation of such Sale;  provided,  further, that, if any such Sale results in a Sale of all remaining Member Interests held by the Managing Member, a new Managing Member shall be designated at that time by PAG and, if such designation occurs at any time prior to the Complete Indemnification Satisfaction Date, with the prior written consent of GECUSH.

9.2      Transfer or Sale of Member Interests or GE Protection Provisions.

(a)       No Member may Transfer all or any portion of its Member Interest to any Person except (i) as provided in Subsection 9.1(c), (ii) as permitted by the further provisions of this Section 9.2 (subject to the provisions of Sections 9.1 and 9.5), or (iii) with respect to any Sale to a Person who is not a member of the PAG Consolidated Group or PTLC Consolidated Group, in compliance with the provisions of the Partnership Agreement applicable to Transfers of Partnership Interests (as such terms are defined in such agreement), at all times subject to Sections 9.1 and 9.10, provided, however, that no Sale under this clause (iii) shall occur as to PAG, prior to the PAG Indemnification Satisfaction Date, and as to PTLC, prior to the PTLC Indemnification Satisfaction Date.

(b)      PTLC may Sell a portion but not all of its Member Interests from time to time to any member or members of the PAG Consolidated Group or to any member or members of the PTLC Consolidated Group; provided, however, that such Sale is in compliance with the terms set forth in the PTLC Indemnity Agreement.

(c)      PAG may Sell all or any portion of its Member Interests from time to time to any member or members of the PTLC Consolidated Group or to any member or members of the PAG Consolidated Group.

(d)      As security for the performance of the Indemnity Obligations by each of PTLC and PAG, each of PTLC and PAG has granted to GE Tennessee a security interest in such Member’s Member Interests and any and all rights with respect thereto.

(e)      In the event of any Sale pursuant to Subsection 9.2(b) or (c), if the assignee in such Sale shall cease at any time for any reason (other than as a result of a change in Generally Accepted Accounting Principles after such Sale) to be a member of the PTLC Consolidated Group or the PAG Consolidated Group, as the case may be, then such assignee shall concurrently with ceasing to be a member of the applicable Consolidated Group Sell such Member Interests to a Person that is a member of the applicable Consolidated Group.

(f)       GECUSH may Sell all or any portion of its rights and remedies under this Agreement from time to time to any member or members of the GECUSH Consolidated Group.  In connection with a Sale pursuant to this Subsection 9.2(f), the acquiror may become a party to this Agreement with all of the applicable rights and remedies of GECUSH.

(g)      Prior to and as a condition to any Sale pursuant to Subsections 9.2(b), 9.2(c) or 9.2(e), the assignee shall agree in writing with the Company to be bound by all of the terms and conditions of this Agreement in the same manner as the assignor.

9.3      Intentionally Omitted.

9.4      Intentionally Omitted.

9.5      Certain General Provisions.

(a)       Intentionally omitted.

(b)      Notwithstanding anything to the contrary set forth in Section 9.2, in the event that the acquisition by a Person of a Member Interest pursuant to any such provision would result in the Company ceasing to enjoy the status of a limited liability company under Delaware Law, then such Person shall not effect such acquisition, but such Person may effect the acquisition through an Affiliate of such Person or member of such Person’s consolidated group if such acquisition eliminates the cessation of the Company enjoying the status of a limited liability company under Delaware Law.

(c)      The Members and GECUSH agree, upon request of the Managing Member, to execute such certificates or other documents and perform such acts as the Managing Member reasonably deems appropriate to preserve the status of the Company as a limited liability company, upon or after the completion of any Transfer of any Member Interest, under Delaware Law.

(d)      Notwithstanding anything to the contrary set forth in this Agreement, in the event of any Sale of a Member Interest permitted by this Agreement, the transferor Member shall not cease to be a Member or be deemed to have withdrawn as a Member until the transferee of such Member Interest shall have been admitted as a Member pursuant to Section 9.10.

(e)      The Company has not registered and does not intend to register as an investment company under the Investment Company Act in reliance on the exception from such registration provided in Section 3(c)(7) thereof.  Accordingly, and notwithstanding any of the provisions of this Agreement to the contrary, the provisions of this Subsection 9.5(e) shall govern any Sale of Member Interests for so long as the Company determines (in the Company’s sole discretion with, prior to the Complete Indemnification Satisfaction Date, the written consent of GECUSH in its sole discretion) to retain its ability to qualify for the exception from registration provided by Section 3(c)(7) of the Investment Company Act.  In the event of any conflict between the provisions of this Subsection 9.5(e) and any other provision of this Agreement, the provisions of this Subsection 9.5(e) shall govern.

(i)       All Member Interests shall be offered and Sold without registration under the Securities Act in transactions that are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and/or in transactions otherwise exempt from such requirements and in any event only to persons that are Qualified Purchasers that meet the requirements of paragraph (iii) of this Section 9.5(e) in reliance on the exception from registration as an investment company provided by Section 3(c)(7) of the Investment Company Act.

(ii)      Member Interests may be Sold to a transferee only if such transferee is a Qualified Purchaser (and meets the requirements as set forth in paragraph (iii) of this Subsection 9.5(e), as certified in a transfer certificate (in the form attached hereto as Exhibit B) delivered to the Managing Member) and the Sale is exempt from the registration requirements of the Securities Act.

(iii)     The Company has not registered and does not intend to register as an investment company under the Investment Company Act in reliance on the exception from such registration provided in Section 3(c)(7) thereof.  Member Interests are to be offered and Sold only to persons that are Qualified Purchasers (and meet the other requirements set forth in Annex 1 hereto).  Each Member shall represent, warrant, acknowledge and agree, and each subsequent purchaser or other transferee of a Member Interest will, by its acceptance or purchase thereof, represent, warrant, acknowledge and agree, to the restrictions as set forth in Annex 1 hereto.  In addition, at any time that a Member shall make a contribution of capital to the Company, such Member shall, by such action, represent, warrant, acknowledge and agree to the restrictions as set forth in Annex 1 hereto.  If a holder of a Member Interest shall at any time after its acquisition of such Member Interest be unable to make the representations, warranties, acknowledgments and agreements set forth in Annex 1, it shall provide prompt notice thereof to the Managing Member.

(iv)     The Members agree that Schedule B hereto, and any amendment thereto delivered to the Members in accordance with the provisions of Subsection 6.3(c) hereof, shall bear the restrictive legend substantially in the form set out in Exhibit A hereto, for so long as the Company determines to retain its ability to rely on the exception provided by Section 3(c)(7) of the Investment Company Act.  The Company shall not delete or change such legend at any time prior to the Complete Indemnification Satisfaction Date without the prior written approval of GECUSH in its sole discretion.

(v)      In addition, whether or not the Company is relying on Section 3(c)(7) of the Investment Company Act,  Schedule B hereto will bear such part of the legend set forth in Exhibit A that is applicable to the Securities Act (or a legend substantially to such effect) for so long as such portion of the legend and the restrictions on Sale set forth therein are required to ensure that Sales thereof comply with the provisions of the Securities Act.

(vi)     No Member Interest shall be Sold unless it is to a transferee that is a Qualified Purchaser and meets the other requirements set forth in Annex 1 hereto.  Notwithstanding anything to the contrary in this Agreement, no Sale of a Member Interest may be made if such Sale would require registration of the Company under the Investment Company Act.  Each person that purchases or otherwise acquires a Member Interest will be required to certify in a transfer certificate in the form set forth in Exhibit B that it meets the requirements set forth above under Annex 1 hereto.  In addition to the other requirements herein, the Managing Member may request such additional documents and certifications as it may reasonably deem necessary (including an opinion of counsel) in order to verify that a Sale of a Member Interest is exempt from or not subject to registration under the Securities Act and other applicable securities laws and would not require the Company to register under the Investment Company Act.  The Managing Member may deem as void and of no effect and deny any Sale of a Member Interest if it reasonably determines that such Sale is subject to but not registered or exempt from registration under applicable securities laws or could require the Company to register under the Investment Company Act.

(vii)    Any purported Sale of a Member Interest or any beneficial interests therein that is in breach, at the time made, of any transfer restrictions set forth in this Agreement will be void ab initio.  The Managing Member shall be entitled to require any holder of a Member Interest that is determined not to have been a Qualified Purchaser (or to have not met the other requirements set forth under Annex 1 hereto) at the time of acquisition of such Member Interest, to forthwith Sell such Member Interest to a person that is a Qualified Purchaser meeting the requirements set forth under Annex 1 hereto in a transaction that is exempt from the registration requirements of the Securities Act.  If such holder (or beneficial owner) fails to effect an immediate Sale of such Member Interest, the Managing Member may cause such holder’s Member Interest to be Sold to a person that certifies to the Managing Member that it is a Qualified Purchaser meeting the other requirements set forth in Annex 1 hereto and is aware that the Sale is being made pursuant to an exemption from the Securities Act, together with the other acknowledgements, representations and agreements made by a transferee of a Member Interest.  After the receipt of a written notice from the Managing Member of any such Sale, the Managing Member may treat the transferee of such Member Interest as the owner thereof for all purposes hereunder.

(viii)   Until the Company determines (with the prior written consent of GECUSH in its sole discretion if such determination is made prior to the Complete Indemnification Satisfaction Date) not to retain its ability to qualify for the exception from registration provided by Section 3(c)(7) of the Investment Company Act, the Members shall not cause the Company to offer a  Member Interest in its own or any affiliated participant-directed employee plan.

(ix)     Until the Company determines (with the prior written consent of GECUSH in its sole discretion if such determination is made prior to the Complete Indemnification Satisfaction Date) not to retain its ability to qualify for the exception from registration provided by Section 3(c)(7) of the Investment Company Act, the Members shall not cause the Company to issue any Member Interest or any other security or interest therein except pursuant to substantially the same provisions as are set forth in this Subsection 9.5(e).

9.6      Allocation of Profits, Losses and Distributions Subsequent to Sale.  All Profits, Losses, or any other items of income, gain, loss, deduction, or credit of the Company attributable to any Member Interest acquired by reason of any Sale of such Member Interest (i) that are allocable, in accordance with Subsection 5.5(c) to the portion of the Company Year ending on the effective date of the Sale shall be allocated, and any distributions made with respect thereto shall be distributed, to the transferor, and (ii) that are allocable, in accordance with Subsection 5.5(c), to subsequent periods shall be allocated, and any distributions made with respect thereto shall be distributed, to the transferee.  The effective date of any Transfer permitted under this Agreement, subject to the provisions of Section 9.9, shall be the close of business on the Business Day the Company is notified of the Sale.

9.7      Death, Incompetence, Bankruptcy, Liquidation or Withdrawal of a Member.  The death, incompetence, Bankruptcy, liquidation or withdrawal of a Member shall not cause (in and of itself) a dissolution of the Company, but the rights of such a Member to share in the Profits and Losses of the Company, to receive distributions and to assign its Interest pursuant to this Article 9, on the happening of such an event, shall devolve on its beneficiary or other successor, executor, administrator, guardian or other legal representative for the purpose of settling its estate or administering its property, and the Company shall continue as a limited liability company.  Such successor or personal representative, however, shall become a substituted member only upon compliance with the requirements of Section 9.10 hereof with respect to a transferee of a Member Interest.  The estate of a Bankrupt Member shall be liable for all the obligations of the Member.

9.8      Satisfactory Written Assignment Required.  Anything herein to the contrary notwithstanding, both the Company and the Managing Member shall be entitled to treat the transferor of a Member Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to it, until such time as a written assignment or other evidence of the consummation of a Sale that conforms to the requirements of this Article 9 and is reasonably satisfactory to the Managing Member has been received by and recorded on the books of the Company, at which time the Sale shall become effective for purposes of this Agreement.

9.9      Transferee’s Rights.  Any purported Transfer of a Member Interest which is not in compliance with this Agreement shall be null and void and of no force or effect whatsoever.  A permitted transferee of any Member Interest pursuant to Sections 9.1, 9.2, 9.3 or 9.7 hereof or any transferee of a Member Interest pursuant to the Indemnification Agreements shall be entitled to receive, in accordance with Section 9.6, allocations of Profits, Losses, or other items of income, gain, loss, deduction, or credit of the Company attributable to such Member Interest and allocable to periods after the effective date of the Transfer, and distributions of cash or other property from the Company made with respect to periods after the effective date of the Transfer, but shall not become a Member unless and until admitted pursuant to Section 9.10 hereof

9.10    Transferees Admitted as Members.  The assignee or transferee of any Member Interest shall be admitted as a Member only upon the satisfaction of the following conditions:

(a)       Receipt by the company of a duly executed and acknowledged written instrument of Sale, in a form reasonably acceptable to the Managing Member, and

(b)      Receipt by the company of either a copy of each of this Agreement and, except in the case of the Sale of Collateral as contemplated by Subsection 9.1(c), in the case of a

Transfer by PAG, the PAG Indemnification Agreement duly executed by the transferee or an instrument of assumption in form and substance satisfactory to GECUSH setting forth the transferee’s agreement to be bound by the provisions of this Agreement (including the portion of the PAG Indemnity Obligation corresponding to the portion of PAG’s Member Interests being Transferred) shall have been delivered to the Company and GECUSH;  provided that GECUSH shall have the opportunity to request additional information or documentation reasonably necessary to make a determination that the assumption of PAG’s Indemnity Obligation is being made by a creditworthy party; provided further that the assumption of such applicable Indemnity Obligation shall not release the PAG of any of its obligations under the PAG Indemnity Obligation unless such transferring Member is PAG and the Transfer is effected in accordance with Section 11.4(c) of the PAG Indemnification Agreement; and

(c)      The transferee has paid any fees and reimbursed the Company for any expenses paid by the Company in connection with the Sale and admission.

Any Person who acquires a membership interest as described in Subsection 9.1(c), may at its option become a non-managing Member, upon the fulfillment of the foregoing conditions, provided that it meets the requirements for admission to the Partnership set forth in Section 6.9(g)(i) and (ii) of the Partnership Agreement, provided, however, that such Person shall not qualify for membership if it fails to meet the requirement set forth in the first sentence of Section 6.9(g)(iii) (a “Candidate”), unless the conditions set forth in the following sentence are satisfied.  The Candidate will be admitted as a Member if (i) GE Tennessee, at its election, will have complied with respect to the Transfer to the Candidate with the process set forth in Section 9.3 of the Partnership Agreement as modified in Section 6.9(g)(iii) of the Partnership Agreement or (ii) the confirmation as contemplated by Section 6.9(i) of the Partnership Agreement shall have been obtained with respect to the Candidate.

The effective date of an admission of an assignee of a Member and the withdrawal of the transferring Member, if any, shall be the first day which is the last Business Day of a calendar month to occur following the satisfaction of the foregoing conditions, except as otherwise may be agreed by all the Members in writing.

Notwithstanding anything to the contrary in this Agreement, each Member agrees that any Sale of Collateral (as defined in the Indemnification Agreements) taken in accordance with the Indemnification Agreements or a Third-Party Sale or Equity Offering as contemplated by Article 10 shall be valid and effective (including under Section 18-702 of the Delaware Act), without further approval or other action by any Member, to transfer all right, title and interest of each applicable Member in the Member Interest so sold (including the rights to (x) share in profits and losses,  (y) receive distributions and (z) receive allocations of income, gain, loss, deduction, credit or similar item) to any Person in accordance with the Indemnification Agreements, this Agreement and applicable Law.

Article 10

MATTERS REGARDING THE FALL AWAY EVENT, THE BONDS AND DIRECT OBLIGATIONS TO GECC

10.1    Fall Away Event and Obligations of the Company to GE Tennessee.

(a)       Prior to the Fall Away Event and the Redemption, the Company was obligated to pay 100% of the total amount of the Interest Obligations and Maturity Obligations (as those are required to be paid under the Bond Indenture), together with all expense relating to the Bonds to the extent of the Company’s cash and cash equivalents, except for Permitted Working Capital.  As a result of the Fall Away Event, (i) the Company became obligated pursuant to the First Amended LLC Agreement to pay to GECC 100% of the total amount of the Interest Obligations and Maturity Obligations (as those are required to be paid under the Bond Indenture), together with all expenses relating to the Bonds to the extent of the Company’s cash and cash equivalents, except for Permitted Working Capital and (ii) the Company was relieved of any and all direct and indirect obligations to the trustee and the noteholders under and with respect to the Bond Indenture.  As a result of the Redemption, the Company’s obligation to pay to GECC was reduced from 100% to 50.1% of the total amount of the Interest Obligations and Maturity Obligations.  On and after March 17, 2015, the Company agreed to pay by wire transfer to GECC prior to November 24, 2015 and to GE Tennessee from and after such date 50.1% of the total amount of the Interest Obligations and Maturity Obligations (without regard to any modifications of the Bond Indenture or any prepayment by GE of the Interest Obligations or Maturity Obligations) together with all expenses relating to the Bonds and such other amounts as were set forth in Article 10 of the Second Amended LLC Agreement.  The further provisions of this Article 10 supersede from the date hereof such prior Article 10.

(b)       The Company shall pay to GE Tennessee by wire transfer the PAG Principal and  the interest accruing thereon (such PAG Principal, such interest and other expenses payable by PAG, the “PAG GE Obligations”) within three business days before such payments are required to be paid under the Bond Indenture from time to time, (without regard to any modifications of the Bond Indenture after April 30, 2012 or any prepayment of the Interest Obligations or Maturity Obligations by GECC or General Electric Company) to the extent of the Company’s Cash and Cash Equivalents in the PAG Account, as though GE Tennessee were the Trustee under the Bond Indenture.  Such payments shall be deemed distributions to PAG with the amounts so deemed distributions to PAG deemed to be payments to GE Tennessee under the PAG Indemnity Agreement.

(c)       The Company shall pay GE Tennessee by wire transfer the interest on the PTLC Principal at the rates and on the dates set forth in the PTLC Indemnity Agreement and certain other expenses in the amounts and on the dates set forth in the PTLC Indemnity Agreement (together with the PTLC Principal, the “PTLC GE Obligations”) to the extent of the Company’s Cash and Cash Equivalents in the PTLC Account.  The Company shall pay to GE Tennessee from the PTLC Account, to the extent of available Cash and Cash Equivalents therein, such amounts of the PTLC Principal as are due and payable to GE Tennessee or as may be the proceeds of contributions to capital subsequent to the date hereof or other transactions permitted by Section 10.2 unless PTLC has paid such amounts directly to GE Tennessee pursuant to Section 10.2(a). Any payments under this Subsection 10.1(c) shall be deemed distributions to PTLC, with the amounts so deemed distributions deemed to be payments to GE Tennessee under the PTLC Indemnity Agreement.

10.2     Insufficient Cash and Cash Equivalents.

(a)       To the extent that the Company has insufficient Cash and Cash Equivalents available to make the payments of the GE Obligation when and as due, or for other business reasons, the applicable Bond Indemnitor shall have the right and option to instead make a direct payment to GE Tennessee under its Indemnification Agreement or to make a capital contribution of the amount of the shortfall to the Company to enable it to make the payments to GE Tennessee.

(b)       In addition, provided the applicable Bond Indemnitor is causing its GE Obligations that are then due and payable to be paid in full, in order to pay directly or fund the payment thereof,

(i)        such Bond Indemnitor may cause the Company to obtain funds through a bond or other financing (a “Financing”) provided that the obligee under such Financing shall have recourse solely to such Bond Indemnitor’s Available Assets.

(ii)       such Bond Indemnitor may Sell its Member Interests in the Company or cause the sale of such Bond Indemnitor’s Sub Interest or cause PTL GP to sell such Bond Indemnitor’s share of Allocated Partnership Interests (a “Third-Party Sale”); or

(iii)      cause an equity offering of newly issued Member Interests or of Partnership Interests held by Company Sub (an “Equity Offering”)

(c)       The consummation of any Financing,  Third-Party Sale or Equity Offering shall be permitted only if

(i)        the applicable Bond Indemnitor’s GE Obligations are paid in full simultaneously with such consummation;

(ii)       PTLC shall remain the Managing Member of the Company after such consummation;

(iii)      such consummation shall not dilute the economic value of the interest in the Company or in the Available Assets of Bond Indemnitor or cause an Event of Default under Section 10.3; and

(iv)      such consummation shall not cause the dissolution of the Company.

(d)       If an Event of Default has occurred under the PAG Indemnification Agreement which is continuing, then, commencing one hundred eighty (180) days prior to the Maturity Date, upon notice by GE Tennessee delivered to the Managing Member and PAG no later than one hundred fifty (150) days prior to the Maturity Date (the “Transaction Notice”), GE

Tennessee will have the right in its sole discretion (absent an agreement in writing between GE Tennessee, and PAG (which agreement in writing shall be at the sole discretion of GE Tennessee) to another course of action (an “Alternate Transaction”)) to pursue, and to cause the Company and/or Company Sub to consummate, a Third-Party Sale,  Financing or Equity Offering on terms negotiated by GE Tennessee in good faith, without any guarantees, pledges or contributions by GE Tennessee (or any of its Affiliates); provided that PAG will, upon request by GE Tennessee, absent an Alternate Transaction, support a Financing with its own obligation to pay to the same extent PAG is obligated to GE Tennessee under the PAG Indemnification Agreement and with collateral to the same extent such collateral supports the obligations to GE Tennessee under the PAG Indemnification Agreement.  PAG and GE Tennessee hereby agree that in no event will indemnification be required for any potential adverse tax impacts arising in connection with the consummation of a Third-Party Sale,  Financing or Equity Offering or Alternate Transaction.  For the avoidance of doubt, (I) the opportunity to propose Alternate Transactions by PAG does not in any way affect or limit the right of GE Tennessee to consummate a Third-Party Sale,  Financing or Equity Offering pursuant to this Section 10.2(d), (II) a Third-Party Sale,  Financing or Equity Offering contemplated by this Section 10.2(d) need not be consummated prior to or simultaneously with the payment of the Maturity Obligations due on the Bonds at maturity and (III) nothing in this Section 10.2(d) or elsewhere will limit GE Tennessee’s rights and remedies under any other provision of this Agreement or the PAG Indemnification Agreement, all of which are cumulative.

(e)       Nothing in this Section 10.2 shall alter, delay or modify the unconditional and absolute obligations of the Bond Indemnitors under their Indemnification Agreements to pay their applicable GE Obligations when and as due, time being of the essence.

10.3     Events of Default.

(a)       If an Event of Default with respect to a Bond Indemnitor has occurred under its Indemnification Agreement which is continuing, GE Tennessee will immediately have the right, at any time thereafter to cause the Bond Indemnitor or the Company as applicable to Sell to a third party at a price for cash, and upon other terms and conditions, all as determined in good faith by GE Tennessee, any or all of such Bond Indemnitor’s Member Interests or Available Assets (each, an “Enforcement Sale”).  The expenses of such Enforcement Sale shall be paid from the gross proceeds of such Enforcement Sale and the net proceeds of such Enforcement Sale shall be available for distribution by the Company in accordance with the provisions of Sections 5.1 and 10.1 and 10.2, first to other expenses, then to interest and then to principal.  No such Enforcement Sale will Transfer directly or indirectly Company Sub’s rights as general partner of the Partnership.  Upon the consummation of (a) any Sale of a controlling interest in the Company or of Company Sub or all of Company Sub’s Partnership Interest, if Company Sub is then the general partner of the Partnership, Company Sub’s general partner Partnership Interest shall automatically convert into a limited partner Partnership Interest and, effective immediately prior to such conversion, PTLC’s interest in the Partnership shall automatically convert into a general partner Partnership Interest and (b) any Sale of any portion of Company Sub’s Partnership Interest at a time when Company Sub is the general partner of the Partnership, such Sold Partnership Interest shall automatically convert to a limited partner Partnership Interest.  Nothing in this Subsection 10.3(a) shall limit GE Tennessee’s rights under Subsection 10.2(d).

(b)       Upon an Event of Default with respect to a Bond Indemnitor,  GE Tennessee’s remedies shall be cumulative, including the remedies set forth in Section 10.3(a) and elsewhere in this Agreement and any and all rights and remedies set forth in the Bond Indemnitor’s Indemnification Agreement and rights and remedies with respect to Collateral as defined in such Bond Indemnitor’s Indemnification Agreement as contained in such Indemnification Agreement or in any security or pledge or other agreements given to grant or perfect the Collateral securing such Bond Indemnitor’s obligations.

10.4     Indemnity Obligations and Reinstatement. Notwithstanding anything in this Agreement or the Indemnification Agreements to the contrary, PTLC’s Indemnity Obligations shall continue to be effective, or be reinstated, as the case may be, if at any time payment of any of the funds from the Company to or for the account of GECC or GE Tennessee prior to the Effective Time or any payment from the PTLC Account to GE Tennessee is rescinded or must otherwise be restored or returned upon any Bankruptcy of any Member or its Affiliates or otherwise, and PAG’s Indemnity Obligations shall continue to be effective, or be reinstated, as the case may be, if at any time payment of any of the funds from the Company to or for the account of GECC or GE Tennessee prior to the Effective Time or any payment from the PAG Account to GE Tennessee is rescinded or must otherwise be restored or returned upon any Bankruptcy of any Member or its Affiliates or otherwise. In addition, if at any time following the either or both of the PTLC and PAG  Indemnification Satisfaction Dates, any payment to GECC or GE Tennessee pursuant to this Article 10 (or Article 10 as previously in force) or under the Indemnity Obligations is rescinded or must be restored or returned for any reason, the obligations of the Company to make the payments required under this Article 10 shall be reinstated or continue in full force and effect until those payments are restored to GE Tennessee and until that date, the provisions of Section 5.1 and 6.3(d), as in effect on the date hereof, shall be reinstated or continue in full force and effect as if neither the PTLC Indemnification Satisfaction Date or the PAG Indemnification Satisfaction Date had occurred.

10.5     GECUSH and GE Tennessee. Each of the Members and the Company acknowledge and agree that (a) GE Tennessee is a third party beneficiary of the GE Protection Provisions and (b) GECUSH has agreed to take any actions requested by GE Tennessee to enforce the provisions of this Article 10 and the other GE Protection Provisions.

Article 11

LIABILITY OF MEMBERS,  GECUSH AND ITS AFFILIATES

11.1     Liability of Members, GECUSH and its Affiliates.

(a)       Except as otherwise specifically provided by the Act, no Member will be liable for any debt, obligation or liability of the Company or of any other Member or have any obligation to restore any deficit balance in its Capital Account solely by reason of being a Member of the Company.  None of GECUSH, GE, GECC, GE Tennessee as assignee of GECC, any Former GE Member or Memco will be liable for any debt, obligation or liability of the Company or any Member.  For the avoidance of doubt, the immediately preceding sentence does not amend or alter the terms of the Redemption Agreement, dated March 17, 2015 between the Company and Memco.

(b)       Notwithstanding any other provision of this Agreement or any duty otherwise existing at Law or in equity, none of the Non-Managing Members, GECUSH or GE Tennessee will, to the maximum extent permitted by Law,  including Section 18-1101(d) of the Act, owe any fiduciary duties to the Company, the other Members or any other Person bound by this Agreement as long as the Non-Managing Members, GECUSH and GE Tennessee act, subject to their rights under Subsection 11.1(c), in accordance with the implied contractual covenant of good faith and fair dealing, including good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they expand or restrict or eliminate the duties and liabilities of any Non-Managing Member,  GECUSH or GE Tennessee otherwise existing at Law or in equity, are agreed by the Members to modify to that extent the other duties and liabilities of the Non-Managing Members, GECUSH or GE Tennessee.

(c)       Except as expressly provided in this Agreement, whenever in this Agreement a  Non-Managing Member,  GECUSH or GE Tennessee is permitted or required to take any action or to make a decision, the Non-Managing Member,  GECUSH or GE Tennessee may take the action or make the decision in its sole discretion, and each of the Non-Managing Member,  GECUSH and GE Tennessee may consider, and make its determination based on, the interests and factors as it desires.

Article 12

REDEMPTION

12.1     PAG Redemption.  Following the PAG Indemnification Satisfaction Date,  PAG shall have the option to redeem PAG’s Member Interests in the Company in exchange for PAG’s Available Assets (except that for purposes of the redemption such Available Assets shall include its Allocated Partnership Interests but not any Sub Interests) as further provided in this Article 12, provided that following such redemption,  PTLC remains the Managing Member of the Company and the Company continues to own all of the membership interests in Company Sub. The Allocated Partnership Interests that are distributed to PAG will become limited Partnership Interests in the Partnership.  Following the redemption, the Company will own 100% of the membership interests in PTL GP and PTL GP will own the remaining Allocated Partnership Interests of the Company Sub not transferred to PAG.

12.2     Certain Conditions.  Prior to the GE Termination Date,

(a)       PAG may exercise its rights under Section 12.1 only if the redemption contemplated thereby shall not cause the dissolution of the Company or Company Sub.

(b)       The structure and documentation of such redemption shall be submitted to GE Tennessee for its review and prior approval, which shall not be unreasonably withheld or delayed.

12.3     Costs and Documentation.  The Company shall pay, but solely out of the Working Capital Account, the reasonable costs incurred by the Company and Company Sub in connection with a redemption under this Article 12 and shall execute such instruments in connection therewith as the Company or Company Sub may reasonably request, including indemnifications with respect to matters arising out of or in connection with such redemption.

Article 13

DISSOLUTION

13.1     Events of Dissolution.  The Company shall continue until December 31, 2030, or such later date as the Members may unanimously agree, unless sooner dissolved upon the earliest to occur of the following events, which shall cause an immediate dissolution of the Company, subject to the prior written consent of GECUSH at any time prior to the GE Termination Date,

(a)        the sale, exchange or other disposition of all or substantially all of the Company’s assets; or

(b)        such earlier date as the Members shall unanimously elect.

13.2      Final Accounting.  Upon the dissolution of the Company, a proper accounting shall be made by the Company’s Auditor from the date of the last previous accounting to the date of dissolution.

13.3      Liquidation.  Upon the dissolution of the Company, the Managing Member or, if there is no Managing Member, a person approved by the Members and, at any time prior to the Complete Indemnification Satisfaction Date, GECUSH, shall act as liquidator to wind up the Company.  The liquidator shall have full power and authority to sell, assign and encumber any or all of the Company’s assets, subject to the provisions of the Partnership Agreement, and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.  All proceeds from liquidation shall be distributed in the following orders of priority: (a) to the payment and discharge of the debts and liabilities of the Company (other than liabilities for distributions to Members), (b) to the payment of expenses of liquidation, (c) to the setting up of such reserves as the liquidator may reasonably deem necessary for any contingent liability of the Company (other than liabilities for distributions to Members),  and (d) with the balance to the Members in accordance with their Capital Accounts.

13.4      Cancellation of Certificate.  Upon the completion of the distribution of Company assets as provided in Section 13.3 hereof, the Company shall be terminated and the person acting as liquidator shall cause the cancellation of the Certificate and shall take such other actions as may be necessary or appropriate to terminate the Company.

Article 14

NOTICES

14.1      Method of Notice.  Any notice or request hereunder may be given to any Member or GECUSH at their respective addresses/ numbers set forth below or at such other address/ number as may hereafter be specified in a notice designated as a notice of change of address under this Section.  Any notice or request hereunder may be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, or (d) electronic transmission or facsimile (or such other e-mail address or number as may hereafter be specified in a notice designated as a notice of change of address), with electronic confirmation of its receipt and subsequently confirmed by registered or certified mail or overnight courier.  Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (i) when personally delivered to any officer of the party to whom it is addressed, (ii) on the earlier of actual receipt thereof or five (5) Business Days following posting thereof by certified or registered mail, postage prepaid, (iii) upon actual receipt thereof when sent by a recognized overnight delivery service or (iv) upon actual receipt thereof when sent by electronic transmission or by facsimile to the address or number set forth below with electronic confirmation of its receipt, in each case, addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice; provided, that in order for an electronic transmission to constitute proper notice hereunder, such electronic transmission must specifically reference this Section 14.1 and state that it is intended to constitute notice hereunder:

(1)	If to PTLC at:	Penske Truck Leasing Corporation
2675 Morgantown Road,
Reading, Pennsylvania 19607
Attention: Senior Vice President
General Counsel
Facsimile: 610-775-6330
E-mail Address: david.battisti@penske.com

	with a copy to:	Penske Truck Leasing Corporation
2675 Morgantown Road
Reading, Pennsylvania 19607
Attention: Senior Vice President – Finance
Facsimile: 610-775-5064
E-mail Address: tom.janowicz@penske.com

	and a copy to	Penske Corporation
2555 Telegraph Road
Bloomfield Hills, MI 48302
Attention: Executive Vice President and General Counsel
Facsimile: 248-648-2135
E-mail Address: larry.bluth@penskecorp.com

(2)	If to PAG at:	Penske Automotive Group, Inc.
2555 Telegraph Road
Bloomfield Hills, Michigan 48302
Attention: Senior Vice President
General Counsel
Facsimile: 248-648-2515

E-mail Address: sspradlin@penskeautomotive.com

	with a copy to:	Penske Automotive Group, Inc.
2555 Telegraph Road
Bloomfield Hills, Michigan 48302
Attention: Chief Financial Officer
Facsimile: 248-648-2515
E-mail Address: jcarlson@penskeautomotive.com

	and a copy to:	Penske Corporation
2555 Telegraph Road,
Bloomfield Hills, MI 48302
Attention: Executive Vice President and General Counsel
Facsimile: 248-648-2135
E-mail Address: larry.bluth@penskecorp.com

(3)	If to GECUSH at:	GE Capital U.S. Holdings, Inc.
901 Main Avenue
Norwalk, CT 06851
Attention: Risk Manager, TTS
Annie.Bortolot@GE.com
Attention: General Counsel, TTS
E-mail Address: ryan.doherty@ge.com

	with a copy to:	General Electric Company
41 Farnsworth Street
Boston, MA 02210
Attention: Executive Counsel – Mergers & Acquisitions
E-mail Addresses: mark.landis@ge.com
BDLegal@ge.com

14.2      Computation of Time.  In computing any period of time under this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included.  The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period shall run until the end of the next day which is a Business Day.

Article 15

INVESTMENT REPRESENTATIONS

15.1      Investment Purpose.  Each Member represents and warrants to the Company and to each other Member that it has acquired its Member Interest in the Company for its own account, for investment only and not with a view to the distribution thereof, except to the extent provided in or permitted by this Agreement.

15.2      Investment Restriction.  Each Member recognizes that (a) the Member Interests in the Company have not been registered under the Securities Act in reliance upon an exemption from such registration, and agrees that it will not Transfer its Member Interest in the Company (i) in the absence of an effective registration statement covering such Member Interest under the Securities Act, unless such Transfer is exempt from registration for any proposed sale, and (ii) except in compliance with all applicable provisions of this Agreement, and (b) the restrictions on Transfer imposed by this Agreement may severely affect the liquidity of the Member Interests in the Company.

Article 16

GENERAL PROVISIONS

16.1      Amendment; Waiver; Enforcement.  Except as provided in Subsection 6.3(c) and subject to Section 16.6, this Agreement may not be amended nor may any rights hereunder be waived without the prior written approval of (a) the Managing Member, and (b) the Non-Managing Members holding a majority of the aggregate Percentage Interests of all Non-Managing Members, provided that no such amendment or waiver shall disproportionately and adversely affect the rights or obligations of any Member under this Agreement without the consent of such Member.  Notwithstanding the foregoing or any other provision to the contrary in this Agreement, no GE Protection Provision may be amended, modified or waived prior to the termination date of the applicable GE Protection Provision as set forth in Section 2.46, without the prior written consent of GECUSH in its sole discretion. In addition, if any amendment, modification or waiver of any provision in this Agreement other than the GE Protection Provisions could reasonably be expected to have a material adverse impact on GE Tennessee as assignee of GECC, any Former GE Member, Memco any GE Protection Provision or the ability of the Company to pay its obligations to GE Tennessee as they come due, such amendment, modification or waiver shall require the prior written consent of GECUSH in its sole discretion.  The Managing Member shall give written notice to all Non-Managing Members and GECUSH promptly after any amendment entered into in accordance with the terms of this Agreement has become effective.  GECUSH shall have the right to enforce the terms of this Agreement against the Company and the Members,  including (in addition to all of GECUSH’s and GE Tennessee’s other rights and remedies) the right to specifically enforce the GE Protection Provisions.

16.2      Governing Law.  This Agreement shall be construed and enforced in accordance with and governed by the Laws of the State of Delaware, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of Laws.

16.3      Binding Effect.  Except as provided otherwise herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

16.4      Separability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

16.5      Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

16.6      No Third-Party Rights.  Other than the rights of GECUSH, GE Tennessee as assignee of GECC,  the Former GE Members and Memco with respect to the GE Protection Provisions, which shall be enforced by GECUSH or its assignees, nothing in this Agreement shall be deemed to create any right in any person not a party hereto (other than the permitted successors and assigns of a party hereto) and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party (except as aforesaid).

16.7      Waiver of Partition and Application for Dissolution.  Each Member, by requesting and being granted admission to the Company, is deemed to waive (a) until termination of the Company any and all rights that it may have to maintain an action for partition of the Company’s assets and (b) the right to apply for dissolution of the Company pursuant to § 18-802 of the Act.

16.8      Nature of Interests.  All Company property, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and none of the Members shall have any direct ownership of such property.

16.9      Counterpart Execution.  This Agreement may be executed in any number of counterparts, each of which shall be an original instrument and all of which, when taken together, shall constitute one and the same Agreement.  Delivery of an executed signature page of this Agreement by email, PDF or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written, effective as of the Effective Time.

LJ VP HOLDINGS LLC

By:	Penske Truck Leasing Corporation, its Managing Member

By:	/s/ Brian Hard
Name:	Brian Hard
Title:	President

MANAGING MEMBER:

PENSKE TRUCK LEASING CORPORATION

By:	/s/ Brian Hard
Name:	Brian Hard
Title:	President

[Third Amended and Restated Limited Liability Company Agreement of LJ VP Holdings LLC]

MEMBER:

PENSKE AUTOMOTIVE GROUP, INC.

By:	/s/ J.D. Carlson
Name:	J.D. Carlson
Title:	EVP & CFO

[Third Amended and Restated Limited Liability Company Agreement of LJ VP Holdings LLC]

AND JOINED IN FOR PURPOSES OF THE GE PROTECTION PROVISIONS:

GE Capital US HOLDINGS, INC., a Delaware corporation

By:	/s/ Anne Bortolot
Name:	Anne Bortolot
Title:	Duly Authorized Signatory

[Third Amended and Restated Limited Liability Company Agreement of LJ VP Holdings LLC]

Schedule A

Name and Address	Capital Contributions

Managing Member

Penske Truck Leasing Corporation	$2,054,000

Non-Managing Members

Penske Automotive Group, Inc.	$451,000

Schedule B

LJ VP HOLDINGS LLC (THE “COMPANY”) HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S.  INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THE MEMBER INTERESTS SET FORTH BELOW HAVE NOT BEEN REGISTERED UNDER THE U.S.  SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THE MEMBER INTERESTS NOR ANY BENEFICIAL INTERESTS THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO A PERSON WHO IS A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES AND REGULATIONS THEREUNDER (“QUALIFIED PURCHASER”) ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A PERSON WHO IS A QUALIFIED PURCHASER (AN “ELIGIBLE PURCHASER”) AND EACH SUCH PERSON OR ACCOUNT FOR WHICH SUCH PERSON IS PURCHASING AS APPLICABLE (A) ALONE OR IN COMBINATION WITH ANY DIRECT OR INDIRECT PARENT COMPANY OF THE PURCHASER OR SUCH ACCOUNT PARTY OF WHICH SUCH PURCHASER OR ACCOUNT PARTY (AS APPLICABLE) IS A MAJORITY-OWNED SUBSIDIARY (DIRECTLY OR INDIRECTLY) (EACH, A “PARENT COMPANY”), AND ANY MAJORITY-OWNED SUBSIDIARY OF THE PURCHASER OR THE ACCOUNT PARTY AND OTHER MAJORITY-OWNED SUBSIDIARIES OF SUCH PARENT COMPANY, IN THE AGGREGATE OWNS AND INVESTS ON A DISCRETIONARY BASIS NOT LESS THAN $25,000,000 IN INVESTMENTS (AS DEFINED IN ANNEX 2), (B) IS NOT (X) A PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN OR OTHER ENTITY IN WHICH THE PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE OR THE ALLOCATION THEREOF, UNLESS EACH SUCH PARTNER, BENEFICIARY, SECURITY OWNER OR PARTICIPANT EMPOWERED ALONE OR WITH OTHER PARTNERS, BENEFICIARIES, SECURITY OWNERS OR OTHER PARTICIPANTS TO MAKE SUCH DECISIONS MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, OR (Y) OR AN ENTITY THAT HAS INVESTED MORE THAN 40% OF ITS ASSETS IN SECURITIES OF THE COMPANY, GIVING EFFECT TO THE AMOUNT INVESTED IN CONNECTION WITH ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, (C) WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE OF PURCHASING THE MEMBER INTEREST OR INVESTING IN THE COMPANY, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH IN THE THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY AS MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”) FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, AND (D) EITHER (X) IS NOT AN ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR 3(C)(7) THEREOF

OR (Y) HAS RECEIVED THE CONSENT OF THE BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES THEREUNDER.  EACH HOLDER AND TRANSFEREE OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN, BY VIRTUE OF SUCH HOLDING AND ACQUISITION, REPRESENTS THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, AND WILL NOT TRANSFER ITS MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO, PRIOR TO SUCH TRANSFER, MAKES THE REPRESENTATIONS AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING SET FORTH IN A TRANSFER CERTIFICATE IN THE FORM ATTACHED AS EXHIBIT B TO THE AGREEMENT.  ANY PURPORTED TRANSFER OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT WILL BE VOID AB INITIO.  IF AT ANY TIME THE COMPANY DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF A MEMBER INTEREST OR BENEFICIAL INTEREST THEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, THE COMPANY SHALL CONSIDER THE ACQUISITION OF SUCH MEMBER INTEREST OR SUCH BENEFICIAL INTERESTS THEREIN VOID, OF NO FORCE OR EFFECT AND WILL NOT, AT THE DISCRETION OF THE COMPANY, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE COMPANY.  IN ADDITION, THE COMPANY MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL ITS MEMBER INTEREST OR SUCH BENEFICIAL INTEREST THEREIN TO AN ELIGIBLE PURCHASER.

Company Name

“LJ VP Holdings LLC”

Percentage Interests

As of the Effective Time

Name and Address	Percentage

Managing Member

Penske Truck Leasing Corporation 2675 Morgantown Road, Reading, Pennsylvania 19607	82%

Non-Managing

Penske Automotive Group, Inc. 2555 Telegraph Road Bloomfield Hills, Michigan 48302	18%

Exhibit A

FORM OF RESTRICTIVE LEGEND

LJ VP HOLDINGS LLC (THE “COMPANY”) HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S.  INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THE MEMBER INTERESTS SET FORTH BELOW HAVE NOT BEEN REGISTERED UNDER THE U.S.  SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THE MEMBER INTERESTS NOR ANY BENEFICIAL INTERESTS THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO A PERSON WHO IS A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES AND REGULATIONS THEREUNDER (“QUALIFIED PURCHASER”) ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A PERSON WHO IS A QUALIFIED PURCHASER (AN “ELIGIBLE PURCHASER”) AND EACH SUCH PERSON OR ACCOUNT FOR WHICH SUCH PERSON IS PURCHASING AS APPLICABLE (A) ALONE OR IN COMBINATION WITH ANY DIRECT OR INDIRECT  PARENT COMPANY OF THE PURCHASER OR SUCH ACCOUNT PARTY OF WHICH SUCH PURCHASER OR ACCOUNT PARTY (AS APPLICABLE) IS A MAJORITY-OWNED SUBSIDIARY (DIRECTLY OR INDIRECTLY) (EACH, A “PARENT COMPANY”), AND ANY MAJORITY-OWNED SUBSIDIARY OF THE PURCHASER OR THE ACCOUNT PARTY AND OTHER MAJORITY-OWNED SUBSIDIARIES OF SUCH PARENT COMPANY, IN THE AGGREGATE OWNS AND INVESTS ON A DISCRETIONARY BASIS NOT LESS THAN $25,000,000 IN INVESTMENTS (AS DEFINED IN ANNEX 2), (B) IS NOT (X) A PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN OR OTHER ENTITY IN WHICH THE PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE OR THE ALLOCATION THEREOF, UNLESS EACH SUCH PARTNER, BENEFICIARY, SECURITY OWNER OR PARTICIPANT EMPOWERED ALONE OR WITH OTHER PARTNERS, BENEFICIARIES, SECURITY OWNERS OR OTHER PARTICIPANTS TO MAKE SUCH DECISIONS MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, OR (Y) OR AN ENTITY THAT HAS INVESTED MORE THAN 40% OF ITS ASSETS IN SECURITIES OF THE COMPANY, GIVING EFFECT TO THE AMOUNT INVESTED IN CONNECTION WITH ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, (C) WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE OF PURCHASING THE MEMBER INTEREST OR INVESTING IN THE COMPANY, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH IN THE THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY AS MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”) FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, AND (D) EITHER (X) IS NOT AN

ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR 3(C)(7) THEREOF OR (Y) HAS RECEIVED THE CONSENT OF THE BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES THEREUNDER.  EACH HOLDER AND TRANSFEREE OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN, BY VIRTUE OF SUCH HOLDING AND ACQUISITION, REPRESENTS THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, AND WILL NOT TRANSFER ITS MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO, PRIOR TO SUCH TRANSFER, MAKES THE REPRESENTATIONS AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING SET FORTH IN A TRANSFER CERTIFICATE IN THE FORM ATTACHED AS EXHIBIT B TO THE AGREEMENT.  ANY PURPORTED TRANSFER OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT WILL BE VOID AB INITIO.  IF AT ANY TIME THE COMPANY DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF A MEMBER INTEREST OR BENEFICIAL INTEREST THEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, THE COMPANY SHALL CONSIDER THE ACQUISITION OF SUCH MEMBER INTEREST OR SUCH BENEFICIAL INTERESTS THEREIN VOID, OF NO FORCE OR EFFECT AND WILL NOT, AT THE DISCRETION OF THE COMPANY, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE COMPANY.  IN ADDITION, THE COMPANY MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL ITS MEMBER INTEREST OR SUCH BENEFICIAL INTEREST THEREIN TO AN ELIGIBLE PURCHASER.

Exhibit B

FORM OF TRANSFER CERTIFICATE

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Second Amended and Restated Limited Liability Company Agreement of LJ VP Holdings LLC.

The undersigned purchaser of a Member Interest hereby represents, warrants and agrees, that:

(A)      the purchaser (i) is a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act and the rules and regulations thereunder, (ii) is aware that the Company will not be registered under the Investment Company Act in reliance on the exemption set forth in Section 3(c)(7) thereof and that the Member Interest has not been and will not be registered under the Securities Act and (iii) is acquiring such Member Interest for its own account or the account of one or more qualified purchasers as to which the purchaser exercises sole investment discretion and for which all of the other representations and warranties set forth herein and in the legend appearing above the schedule of Percentage Interests on Schedule B to the Agreement, as the case may be, are true and correct;

(B)      the purchaser is not purchasing the Member Interest with a view to the resale, distribution or other disposition thereof in violation of the Securities Act;

(C)      neither the purchaser nor any account for which the purchaser is acquiring the Member Interest will hold such Member Interest for the benefit of any other person and the purchaser and each such account (and any direct or indirect parent company of the purchaser or such account party of which such purchaser or account party (as applicable) is a majority-owned subsidiary (directly or indirectly) (each, a “Parent Company”) that meets the definition of a qualified purchaser)  will be the sole beneficial owners thereof for all purposes and will not sell participation interests in the Member Interest or enter into any other arrangement pursuant to which any other person will be entitled to an interest in any payments on or based on the Member Interest;

(D)      Schedule B setting forth the Percentage Interests in the Company bear a legend to the following effect:

LJ VP HOLDINGS LLC (THE “COMPANY”) HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S.  INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THE MEMBER INTERESTS SET FORTH BELOW HAVE NOT BEEN REGISTERED UNDER THE U.S.  SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THE MEMBER INTERESTS NOR ANY BENEFICIAL INTERESTS THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO A PERSON WHO IS A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES AND

REGULATIONS THEREUNDER (“QUALIFIED PURCHASER”) ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A PERSON WHO IS A QUALIFIED PURCHASER (AN “ELIGIBLE PURCHASER”) AND EACH SUCH PERSON OR ACCOUNT FOR WHICH SUCH PERSON IS PURCHASING AS APPLICABLE (A) ALONE OR IN COMBINATION WITH ANY DIRECT OR INDIRECT  PARENT COMPANY OF THE PURCHASER OR SUCH ACCOUNT PARTY OF WHICH SUCH PURCHASER OR ACCOUNT PARTY (AS APPLICABLE) IS A MAJORITY-OWNED SUBSIDIARY (DIRECTLY OR INDIRECTLY) (EACH, A “PARENT COMPANY”), AND ANY MAJORITY-OWNED SUBSIDIARY OF THE PURCHASER OR THE ACCOUNT PARTY AND OTHER MAJORITY-OWNED SUBSIDIARIES OF SUCH PARENT COMPANY, IN THE AGGREGATE OWNS AND INVESTS ON A DISCRETIONARY BASIS NOT LESS THAN $25,000,000 IN INVESTMENTS (AS DEFINED IN ANNEX 2), (B) IS NOT (X) A PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN OR OTHER ENTITY IN WHICH THE PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE OR THE ALLOCATION THEREOF, UNLESS EACH SUCH PARTNER, BENEFICIARY, SECURITY OWNER OR PARTICIPANT EMPOWERED ALONE OR WITH OTHER PARTNERS, BENEFICIARIES, SECURITY OWNERS OR OTHER PARTICIPANTS TO MAKE SUCH DECISIONS MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, OR (Y) OR AN ENTITY THAT HAS INVESTED MORE THAN 40% OF ITS ASSETS IN SECURITIES OF THE COMPANY, GIVING EFFECT TO THE AMOUNT INVESTED IN CONNECTION WITH ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, (C) WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE OF PURCHASING THE MEMBER INTEREST OR INVESTING IN THE COMPANY, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH IN THE THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY AS MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”) FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, AND (D) EITHER (X) IS NOT AN ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR 3(C)(7) THEREOF OR (Y) HAS RECEIVED THE CONSENT OF THE BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES THEREUNDER.  EACH HOLDER AND TRANSFEREE OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN, BY VIRTUE OF SUCH HOLDING AND ACQUISITION, REPRESENTS THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, AND WILL NOT TRANSFER ITS MEMBER

INTEREST OR ANY BENEFICIAL INTERESTS THEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO, PRIOR TO SUCH TRANSFER, MAKES THE REPRESENTATIONS AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING SET FORTH IN A TRANSFER CERTIFICATE IN THE FORM ATTACHED AS EXHIBIT B TO THE AGREEMENT.  ANY PURPORTED TRANSFER OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT WILL BE VOID AB INITIO.  IF AT ANY TIME THE COMPANY DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF A MEMBER INTEREST OR BENEFICIAL INTEREST THEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, THE COMPANY SHALL CONSIDER THE ACQUISITION OF SUCH MEMBER INTEREST OR SUCH BENEFICIAL INTERESTS THEREIN VOID, OF NO FORCE OR EFFECT AND WILL NOT, AT THE DISCRETION OF THE COMPANY, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE COMPANY.  IN ADDITION, THE COMPANY MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL ITS MEMBER INTEREST OR SUCH BENEFICIAL INTEREST THEREIN TO AN ELIGIBLE PURCHASER.

(E)       the purchaser or each account for which it is purchasing as applicable:

(i)        alone or in combination with any Parent Company, and any majority-owned subsidiary of the purchaser or the account party and other majority-owned subsidiaries of such Parent Company, in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in investments (as defined in Annex 2);

(ii)       is not (x) a partnership, common trust fund, special trust, pension fund or retirement plan or other entity in which the partners, beneficiaries, security owners or participants, as the case may be, may designate the particular investments to be made or the allocation thereof, unless each such partner, beneficiary, security owner or participant empowered alone or with other partners, beneficiaries, security owners or other participants to make such decisions meets all requirements set forth herein for qualification as an eligible purchaser, or (y) or an entity that has invested more than 40% of its assets in securities of the Company, giving effect to the amount invested in connection with its acquisition of the Member Interest or a beneficial interest therein, unless each beneficial owner of the eligible purchaser’s securities meets all requirements set forth herein for qualification as an eligible purchaser;

(iii)      was not formed, reformed, recapitalized, operated or organized for the specific purpose of purchasing the Member Interest or investing in the Company,  unless each beneficial owner of the eligible purchaser’s securities meets all requirements set forth herein for qualification as an eligible purchaser;

(iv)      either (x) is not an entity organized prior to April 30, 1996 that is excepted from the Investment Company Act pursuant to section 3(c)(1) or 3(c)(7) thereof or (y) has received the consent of the beneficial owners of its securities with respect to its treatment as a “qualified purchaser” in the manner required by section 2(a)(51)(c) of the Investment Company Act and the rules thereunder;

(v)       will provide notice of the transfer restrictions described in this certificate of transfer to any subsequent transferees;

(vi)      may not transfer the Member Interest or beneficial interests therein except to a transferee who can make the same representations and agreements as set forth in this certificate of transfer and the Agreement on behalf of itself and each account for which it is purchasing.

(F)       if at any time it shall make a contribution of capital to the Company, it shall, by such action, represent, warrant, acknowledge and agree to the restrictions as set forth in Annex 1 to the Agreement and that if, at any time after its acquisition of a Member Interest it shall be unable to make the representations, warranties, acknowledgments and agreements set forth in Annex 1 to the Agreement, it shall provide prompt notice thereof to the Managing Member.

The purchaser acknowledges that the Member Interest is being offered only in a transaction not involving any public offering within the meaning of the Securities Act.  The Member Interests have not been and will not be registered under the Securities Act and the Company has not been or will be registered under the Investment Company Act, and, if in the future the purchaser decides to offer, resell, pledge or otherwise transfer the Member Interest, such Member Interest may be offered, resold, pledged or otherwise transferred only in accordance with the legend appearing above the schedule of Percentage Interests on Schedule B to the Agreement described above.  The purchaser acknowledges that no representation is made by the Company as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Member Interest.

Dated:

[Type or print name of Transferee]

By:

Authorized Signatory

Annex 1

TRANSFER RESTRICTIONS

The provisions of this Annex 1 will be applicable to the Member Interests for so long as the Company determines (in the Company’s sole discretion) to retain its ability to qualify for the exception provided by Section 3(c)(7) of the Investment Company Act.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement of which this Annex 1 forms a part.

Each purchaser and holder of a Member Interest (including those set forth in Schedule B to the Agreement as they exist from time to time, including as a result of transfers, in each case as of the time of purchase), by virtue of its acquisition and holding of such Member Interest, represents and agrees as follows:

(A)      the purchaser (i) is a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act and the rules and regulations thereunder, (ii) is aware that the Company will not be registered under the Investment Company Act in reliance on the exemption set forth in Section 3(c)(7) thereof and that the Member Interests have not been and will not be registered under the Securities Act and (iii) is acquiring such Member Interest for its own account or the account of one or more qualified purchasers as to which the purchaser exercises sole investment discretion and for which all of the other representations and warranties set forth herein and in the legend appearing above the schedule of Percentage Interests on Schedule B to the Agreement, as the case may be, are true and correct;

(B)      the purchaser is not purchasing the Member Interest with a view to the resale, distribution or other disposition thereof in violation of the Securities Act;

(C)      neither the purchaser nor any account for which the purchaser is acquiring the Member Interest will hold such Member Interest for the benefit of any other person and the purchaser and each such account (and any direct or indirect parent company of the purchaser or such account party of which such purchaser or account party (as applicable) is a majority-owned subsidiary (directly or indirectly) (each, a “Parent Company”) that meets the definition of a qualified purchaser)  will be the sole beneficial owners thereof for all purposes and will not sell participation interests in the Member Interest or enter into any other arrangement pursuant to which any other person will be entitled to an interest in any payments on or based on the Member Interest;

(D)      Schedule B setting forth the Percentage Interests in the Company shall bear a legend to the following effect:

LJ VP HOLDINGS LLC (THE “COMPANY”) HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S.  INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THE MEMBER INTERESTS SET FORTH BELOW HAVE NOT BEEN REGISTERED UNDER THE U.S.  SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THE MEMBER INTERESTS NOR ANY BENEFICIAL

INTERESTS THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO A PERSON WHO IS A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES AND REGULATIONS THEREUNDER (“QUALIFIED PURCHASER”) ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A PERSON WHO IS A QUALIFIED PURCHASER (AN “ELIGIBLE PURCHASER”) AND EACH SUCH PERSON OR ACCOUNT FOR WHICH SUCH PERSON IS PURCHASING AS APPLICABLE (A) ALONE OR IN COMBINATION WITH ANY DIRECT OR INDIRECT  PARENT COMPANY OF THE PURCHASER OR SUCH ACCOUNT PARTY OF WHICH SUCH PURCHASER OR ACCOUNT PARTY (AS APPLICABLE) IS A MAJORITY-OWNED SUBSIDIARY (DIRECTLY OR INDIRECTLY) (EACH, A “PARENT COMPANY”), AND ANY MAJORITY-OWNED SUBSIDIARY OF THE PURCHASER OR THE ACCOUNT PARTY AND OTHER MAJORITY-OWNED SUBSIDIARIES OF SUCH PARENT COMPANY, IN THE AGGREGATE OWNS AND INVESTS ON A DISCRETIONARY BASIS NOT LESS THAN $25,000,000 IN INVESTMENTS (AS DEFINED IN ANNEX 2), (B) IS NOT (X) A PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN OR OTHER ENTITY IN WHICH THE PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE OR THE ALLOCATION THEREOF, UNLESS EACH SUCH PARTNER, BENEFICIARY, SECURITY OWNER OR PARTICIPANT EMPOWERED ALONE OR WITH OTHER PARTNERS, BENEFICIARIES, SECURITY OWNERS OR OTHER PARTICIPANTS TO MAKE SUCH DECISIONS MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, OR (Y) OR AN ENTITY THAT HAS INVESTED MORE THAN 40% OF ITS ASSETS IN SECURITIES OF THE COMPANY, GIVING EFFECT TO THE AMOUNT INVESTED IN CONNECTION WITH ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, (C) WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE OF PURCHASING THE MEMBER INTEREST OR INVESTING IN THE COMPANY, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH IN THE THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY AS MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”) FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, AND (D) EITHER (X) IS NOT AN ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR 3(C)(7) THEREOF OR (Y) HAS RECEIVED THE CONSENT OF THE BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT

COMPANY ACT AND THE RULES THEREUNDER.  EACH HOLDER AND TRANSFEREE OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN, BY VIRTUE OF SUCH HOLDING AND ACQUISITION, REPRESENTS THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, AND WILL NOT TRANSFER ITS MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO, PRIOR TO SUCH TRANSFER, MAKES THE REPRESENTATIONS AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING SET FORTH IN A TRANSFER CERTIFICATE IN THE FORM ATTACHED AS EXHIBIT B TO THE AGREEMENT.  ANY PURPORTED TRANSFER OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT WILL BE VOID AB INITIO.  IF AT ANY TIME THE COMPANY DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF A MEMBER INTEREST OR BENEFICIAL INTEREST THEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, THE COMPANY SHALL CONSIDER THE ACQUISITION OF SUCH MEMBER INTEREST OR SUCH BENEFICIAL INTERESTS THEREIN VOID, OF NO FORCE OR EFFECT AND WILL NOT, AT THE DISCRETION OF THE COMPANY, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE COMPANY.  IN ADDITION, THE COMPANY MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL ITS MEMBER INTEREST OR SUCH BENEFICIAL INTEREST THEREIN TO AN ELIGIBLE PURCHASER.

(E)       the purchaser or each account for which it is purchasing as applicable:

(i)        alone or in combination with any Parent Company, and any majority-owned subsidiary of the purchaser or the account party and other majority-owned subsidiaries of such Parent Company, in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in investments (as defined in Annex 2);

(ii)       is not (x) a partnership, common trust fund, special trust, pension fund or retirement plan or other entity in which the partners, beneficiaries, security owners or participants, as the case may be, may designate the particular investments to be made or the allocation thereof, unless each such partner, beneficiary, security owner or participant empowered alone or with other partners, beneficiaries, security owners or other participants to make such decisions meets all requirements set forth herein for qualification as an eligible purchaser, or (y) or an entity that has invested more than 40% of its assets in securities of the Company, giving effect to the amount invested in connection with its acquisition of the Member Interest or a beneficial interest therein, unless each beneficial owner of the eligible purchaser’s securities meets all requirements set forth herein for qualification as an eligible purchaser;

(iii)      was not formed, reformed, recapitalized, operated or organized for the specific purpose of purchasing the Member Interest or investing in the Company,  unless each beneficial owner of the eligible purchaser’s securities meets all requirements set forth herein for qualification as an eligible purchaser;

(iv)      either (x) is not an entity organized prior to April 30, 1996 that is excepted from the Investment Company Act pursuant to section 3(c)(1) or 3(c)(7) thereof or (y) has received the consent of the beneficial owners of its securities with respect to its treatment as a “qualified purchaser” in the manner required by section 2(a)(51)(c) of the Investment Company Act;

(v)       will provide notice of the transfer restrictions described in Section 9.5(e) of the Agreement to any subsequent transferees; and

(vi)      may not transfer the Member Interest or beneficial interests therein except to a transferee who can make the same representations and agreements as set forth in Section 9.5(e) of the Agreement on behalf of itself and each account for which it is purchasing.

(F)       if at any time it shall make a contribution of capital to the Company, it shall, by such action, represent, warrant, acknowledge and agree to the restrictions as set forth in this Annex 1 and that if, at any time after its acquisition of a Member Interest it shall be unable to make the representations, warranties, acknowledgments and agreements set forth in this Annex 1, it shall provide prompt notice thereof to the Managing Member.

The purchaser acknowledges that the Member Interest is being offered only in a transaction not involving any public offering within the meaning of the Securities Act.  The Member Interests have not been and will not be registered under the Securities Act and the Company has not been or will be registered under the Investment Company Act, and, if in the future the purchaser decides to offer, resell, pledge or otherwise transfer the Member Interest, such Member Interest may be offered, resold, pledged or otherwise transferred only in accordance with the legend appearing above the schedule of Percentage Interests on Schedule B to the Agreement described above.  The purchaser acknowledges that no representation is made by the Company as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Member Interest.

Annex 2

Investments.  For the purposes of the definition of Qualified Purchaser, “investments” are defined as follows:

1.         Securities (as defined by Section 2(a)(1) of the Securities Act), other than securities of an issuer that controls, is controlled by, or is under common control with, the Prospective Qualified Purchaser that owns such securities, unless the issuer of such securities is:

i.         An Investment Vehicle;

ii.        A  Public Company; or

iii.       A company with shareholders’ equity of not less than $50 million (determined in accordance with generally accepted accounting principles) as reflected on the company’s most recent financial statements, provided that such financial statements present the information as of a date within 16 months preceding the date on which the Prospective Qualified Purchaser acquires the securities of a Section 3(c)(7) Company;

2.        Real estate held for investment purposes;

3.       Commodity Interests held for investment purposes;

4.       Physical Commodities held for investment purposes;

5.        To the extent not securities, financial contracts (as such term is defined in Section 3(c)(2)(B)(ii) of the Investment Company Act) entered into for investment purposes;

6.         In the case of a Prospective Qualified Purchaser that is a Section 3(c)(7) Company or a commodity pool, any amounts payable to such Prospective Qualified Purchaser pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the Prospective Qualified Purchaser upon the demand of the Prospective Qualified Purchaser; and

7.        Cash and cash equivalents (including foreign currencies) held for investment purposes.  For purposes of this definition, cash and cash equivalents include:

i.         Bank deposits, certificates of deposit, bankers acceptances and similar bank instruments held for investment purposes; and

ii.        The net cash surrender value of an insurance policy.  For the purpose of the meaning of “investments”:

For the purpose of the meaning of “investments”:

A.        Commodity Interests means commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of:

a.         Any contract market designated for trading such transactions under the Commodity Exchange Act and the rules thereunder; or

b.         Any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the Commodity Exchange Act.

B.        Family Company means a company described in paragraph (A)(ii) of Section 2(a)(51) of the Investment Company Act.

C.        Investment Vehicle means an investment company, a company that would be an investment company but for the exclusions provided by Sections 3(c)(1) through 3(c)(9) of the Investment Company Act or the exemptions provided by Rule 3a-6 or Rule 3a-7, or a commodity pool.

D.        Physical Commodity means any physical commodity with respect to which a Commodity Interest is traded on a market specified in paragraph A.a. of above.

E.        Prospective Qualified Purchaser means a person seeking to purchase a security of a Section 3(c)(7) Company.

For purposes of determining whether a Prospective Qualified Purchaser is a Qualified Purchaser, the aggregate amount of Investments owned and invested on a discretionary basis by the Prospective Qualified Purchaser shall be the Investments’ fair market value on the most recent practicable date or their cost, provided that:

a.         In the case of Commodity Interests, the amount of Investments shall be the value of the initial margin or option premium deposited in connection with such Commodity Interests; and

b.         In each case, there shall be deducted from the amount of Investments owned by the Prospective Qualified Purchaser the amounts specified in the following two paragraphs, as applicable:

•

In determining whether any person is a Qualified Purchaser there shall be deducted from the amount of such person’s Investments the amount of any outstanding indebtedness incurred to acquire or for the purpose of acquiring the Investments owned by such person.

•

In determining whether a Family Company is a Qualified Purchaser, in addition to the amounts specified in the paragraph above, there shall be deducted from the value of such Family Company’s Investments any outstanding indebtedness incurred by an owner of the Family Company to acquire such Investments.

F.         Public Company means a company that:

a.         Files reports pursuant to section 13 or 15(d) of the Exchange Act; or

b.         Has a class of securities that are listed on a “designated offshore securities market” as such term is defined by Regulation S under the Securities Act.

G.        Section 3(c)(7) Company means a company that would be an investment company but for the exclusion provided by section 3(c)(7) of the Investment Company Act.

Valuations.  For purposes of determining the amount of Investments owned by a company under Section 2(a)(51)(A)(iv) of the Investment Company Act, there may be included Investments owned by majority-owned subsidiaries of the company and Investments owned by any direct or indirect parent company of the company of which such company is a majority-owned subsidiary (directly or indirectly) (each, a “Parent Company”), or by a majority-owned subsidiary of the company and other majority-owned subsidiaries of the Parent Company.

Investment Purposes.  For purpose of the meaning “investment purposes”:

1)         Real estate shall not be considered to be held for investment purposes by a Prospective Qualified Purchaser if it is used by the Prospective Qualified Purchaser or a Related Person for personal purposes or as a place of business, or in connection with the conduct of the trade or business of the Prospective Qualified Purchaser or a Related Person, provided that real estate owned by a Prospective Qualified Purchaser who is engaged primarily in the business of investing, trading or developing real estate in connection with such business may be deemed to be held for investment purposes.  Residential real estate shall not be deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by section 280A of the Internal Revenue Code.

2)         A  Commodity Interest or Physical Commodity owned, or a financial contract entered into, by the Prospective Qualified Purchaser who is engaged primarily in the business of investing, reinvesting, or trading in Commodity Interests,  Physical Commodities or financial contracts in connection with such business may be deemed to be held for investment purposes.